                                                                     Exhibit 2.9


                          PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                             EDISON MISSION ENERGY

                        P & L COAL HOLDINGS CORPORATION

                                      AND

                         GOLD FIELDS MINING CORPORATION


                            DATED AS OF MAY 10, 2000

                               TABLE OF CONTENTS

                                                                            Page

                                   SECTION 1
                      PURCHASE AND SALE OF THE INTERESTS
1.1  Sale and Purchase......................................................  1
1.2  Excluded Assets and Liabilities........................................  1
1.3  Purchase Price.........................................................  2
1.4  Reimbursement of Operating Expenses....................................  5
1.5  Payments Under Pre-Closing Incentive Plan..............................  5

                                   SECTION 2
                                  THE CLOSING

2.1  Place and Date.........................................................  5
2.2  Deliveries by Seller...................................................  6
2.3  Deliveries by Buyer....................................................  7
2.4  Further Assurances.....................................................  7

                                   SECTION 3
                   REPRESENTATIONS AND WARRANTIES OF SELLER

3.1  Organization and Qualification.........................................  7
3.2  Interests..............................................................  8
3.3  Authority..............................................................  9
3.4  No Violations..........................................................  9
3.5  Financial Statements................................................... 10
3.6  Absence of Certain Changes or Events................................... 10
3.7  Title to and Condition of Assets....................................... 11
3.8  Compliance With Regulations; Authorizations............................ 11
3.9  Material Contracts..................................................... 11
3.10 Taxes.................................................................. 13
3.11 Employees.............................................................. 14
3.12 Litigation............................................................. 14
3.13 Intellectual Property.................................................. 15
3.14 Employee Plans and Benefits............................................ 15
3.15 Labor Matters.................,........................................ 16
3.16 Environmental Matters.................................................. 17
3.17 Year 2000 Compliance................................................... 18
3.18 Insurance.............................................................. 18
3.19 Broker's or Finder's Fees.............................................. 18

                               TABLE OF CONTENTS
                                  (continued)



                                                                                     Page
3.20  Bank Accounts.................................................................  19
3.21  Risk Management...............................................................  19
3.22  Disclosure; Representations For NUG Subsidiaries..............................  19

                                   SECTION 4
                    REPRESENTATIONS AND WARRANTIES OF BUYER

4.1   Organization..................................................................  19
4.2   Authority.....................................................................  19
4.3   No Violations.................................................................  19
4.4   Litigation....................................................................  20
4.5   Broker's or Finder's Fees.....................................................  20
4.6   Nature of Purchase............................................................  20
4.7   Accredited Investor...........................................................  21
4.8   Access to Information.........................................................  21

                                   SECTION 5
                             COVENANTS OF SELLER

5.1   Affirmative Covenants.........................................................  21
5.2   Negative Covenants............................................................  21
5.3   Sale of Interests.............................................................  22
5.4   Updated Schedules.............................................................  22
5.5   Access........................................................................  23
5.6   Modification of Certain Power Trading Contracts...............................  23
5.7   Transfer of NUG Subsidiaries..................................................  23
5.8   Termination of Affiliate Transactions.........................................  24

                                   SECTION 6
                      ADDITIONAL COVENANTS OF THE PARTIES

6.1   Employees.....................................................................  24
6.2   Other Employee Matters........................................................  25
6.3   Covenant Not to Compete; Hiring...............................................  26
6.4   Records.......................................................................  27
6.5   Guarantee of Administration Agreements; Reacquisition of NUG Interests........  27
6.6   Consents and Filings..........................................................  28
6.7   Resignation of Managers.......................................................  28
6.8   Insurance.....................................................................  28
6.9   Replacement of Cash Collateral................................................  28

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
6.10  Administration Agreements............................................. 29
6.11  PPA/Loan Transaction.................................................. 29
6.12  Publicity............................................................. 29

                                   SECTION 7
                                  TAX MATTERS

7.1   Tax Elections......................................................... 30
7.2   Tax Returns........................................................... 30
7.3   Cooperation on Tax Matters............................................ 32
7.4   Tax Sharing Agreements................................................ 32
7.5   Certain Transfer Taxes................................................ 32
7.6   Section 280G Tax...................................................... 33

                                   SECTION 8
                                  CONDITIONS

8.1   Conditions to the Obligations of Buyer................................ 33
8.2   Conditions to the Obligations of Seller............................... 34

                                    SECTION 9
                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

9.1   Survival.............................................................. 35
9.2   Indemnification....................................................... 35
9.3   Indemnification Procedures............................................ 38

                                   SECTION 10
                                   DEFINITIONS

10.1  Definitions........................................................... 39
10.2  Certain Rules of Construction......................................... 45

                                  SECTION 11
                           MISCELLANEOUS PROVISIONS

11.1  Termination..........................................................  45
11.2  Amendment and Modification...........................................  46
11.3  Waiver of Compliance; Consents.......................................  46
11.4  Assignment...........................................................  46
11.5  Expenses, Transfer Taxes, Etc........................................  46

                               TABLE OF CONTENTS
                                  (continued)


                                                                            Page
11.6   Governing Law.......................................................  47
11.7   Counterparts........................................................  47
11.8   Notices.............................................................  47
11.9   Specific Performance................................................  47
11.10  Headings............................................................  48
11.11  Entire Agreement....................................................  48
11.12  Severability........................................................  48
11.13  Exhibits and Schedules..............................................  48

                               TABLE OF CONTENTS
                                  (continued)

          EXHIBITS:

          Exhibit A    Intentionally Omitted
          Exhibit B    Form of Support Services Agreement
          Exhibit C    Form of Performance Guaranty (Administration Agreement)
          Exhibit D    Opinion of Counsel to Seller
          Exhibit E    Opinion of Counsel to Buyer
          Exhibit F    Form of Administration Agreement

          SCHEDULES:


               Schedule 1.3(a)    Sample Purchase Price Calculation
               Schedule 3.2       Subsidiaries
               Schedule 3.2(a)    Retained Interests
               Schedule 3.4       Seller Consents and Conflicts
               Schedule 3.5       Financial Statements
               Schedule 3.6       Certain Changes Since Balance Sheet Date
               Schedule 3.7       Title to and Condition of Assets
               Schedule 3.8       Authorizations
               Schedule 3.9       Material Contracts
               Schedule 3.10      Tax Matters
               Schedule 3.11      Employees
               Schedule 3.12      Litigation
               Schedule 3.13      Intellectual Property
               Schedule 3.14      Employee Plans
               Schedule 3.18      Insurance
               Schedule 3.20      Bank Accounts
               Schedule 3.21      Risk Management Policies
               Schedule 5.2(d)    Additional Material Contracts
               Schedule 6.3(a)    Excluded NUG Transactions
               Schedule 6.7       Resignation of Members of Board of Managers
               Schedule 6.9       Description of Cash Collateral
               Schedule 6.10(a)   Administration Agreement Fees

                          PURCHASE AND SALE AGREEMENT

          This Purchase and Sale Agreement (this "Agreement") is entered into as
                                                  ---------
of May 10, 2000, by and among Edison Mission Energy, a California corporation

("Buyer"), P&L Coal Holdings Corporation, a Delaware corporation ("P&L"), and
  -----                                                            ---
Gold Fields Mining Corporation, a Delaware corporation ("Gold Fields," and
                                                         -----------
together with P&L, "Seller").
                    ------

                                    RECITALS

          A. Gold Fields owns a 99% membership interest in Citizens Power LLC, a Delaware limited liability company ("Citizens Power"). P&L owns a 1%
                                       --------------
membership interest in Citizens Power. Citizens Power owns a 100% membership interest in Citizens Power Sales LLC, a Delaware limited liability company ("CP
                                                                             --
Sales", and together with Citizens Power, "Citizens").
-----                                     --------

          B. Citizens is engaged in the business of marketing and trading electrical energy, capacity and transmission, natural gas, crude oil and related products, and emissions allowances, and restructuring electrical power contracts in connection with certain non-utility electric generating facilities (the "Business").
 --------

          C. Based upon the representations, warranties and agreements herein made by Seller, and subject to the terms and conditions contained in this Agreement, Buyer desires to acquire all of the membership interests in Citizens Power held, directly or indirectly, by Seller (together, the "Interests").
                                                              ---------

          D. Based upon the representations, warranties and agreements herein made by Buyer, and subject to the terms and conditions contained in this Agreement, Seller desires to sell the Interests.

          In consideration of the foregoing and the mutual representations, warranties, covenants, and agreements herein contained, Seller and Buyer agree as follows:

                                   SECTION 1

                       PURCHASE AND SALE OF THE INTERESTS

     1.1  Sale and Purchase.  Subject to the terms and conditions of this
          -----------------
Agreement, at the Closing P&L shall sell, convey, assign, transfer and deliver to Buyer, or to a majority-owned direct or indirect subsidiary designated by Buyer ("Newco") all of its membership interests in Citizens Power, and Gold
        -----
Fields shall sell, convey, assign, transfer and deliver to Buyer, or to a majority-owned subsidiary designated by Buyer ("Newco Sub", which may be the
                                                ---------
same or a different entity from Newco), all of its membership interest in Citizens Power. Buyer, Newco and/or Newco Sub shall purchase and acquire all right, title and interest of Seller in and to the Interests, free and clear of all Encumbrances.

     1.2  Excluded Assets and Liabilities.
          -------------------------------

          (a) Buyer understands and agrees that, subject to the terms set forth herein, Citizens shall transfer, assign or distribute to Seller, an affiliate designated by Seller ("Seller Affiliate") or a third party prior
                                      ----------------
     to the Closing the following assets (the "Excluded Assets"):
                                               ---------------

               (i) All cash and cash equivalents, such as certificates of deposit, Treasury bills and other marketable securities, on Citizens' balance sheet prior to the Closing, including, subject to the provisions of Sections 1.4 and 6.9 hereof, any cash and cash equivalents which collateralize Citizens' obligations under Power Trading Contracts, other than Retained Cash, provided that such
                                                       --------
          Excluded Assets shall not be distributed to Seller other than in accordance with Citizens' past practices until immediately prior to the Closing;

               (ii) All membership or other equity interests in the NUG Subsidiaries, other than any Retained Interest;

               (iii) All rights and obligations of Citizens Power under the Reimbursement Agreement dated as of May 7, 1997 between Citizens Power and UDG-SPS, Inc.;

               (iv) All deferred costs associated with the Excluded NUG Transactions; and

               (v) All rights and obligations of Citizens Power in connection with the two secured promissory notes by Meridian Trust Company dated September 25, 1987.

          (b) Citizens shall transfer or assign to Seller or a Seller Affiliate prior to the Closing all of Citizens' obligations, if any, to Employees under the Employee Plans described in Section 6.2(a) hereof, and Seller or Seller Affiliate shall assume all such obligations.

     1.3  Purchase Price.
          --------------

          (a)  The purchase price (the "Purchase Price") for the Interests
                                        --------------
               shall consist of:

               (i)   twenty five million dollars ($25,000,000); plus
                                                                ----

               (ii)  subject to Seller's compliance with the requirements of
          Section 6.9 hereof and the satisfaction of the condition set forth in
          Section 8.1(f) hereof, the amount of all cash and cash equivalents on Citizens' balance sheet as of the Closing Date (the "Retained Cash"),
                                                               -------------
          after giving effect to the transfer, assignment, or distribution of the Excluded Assets as contemplated by Section 1.2 hereof, and excluding any cash or cash equivalents contributed to Citizens from Buyer as of the Closing, plus;
                                   ----

          (iii) subject to the provisions of Section 5.6 hereof, the Net Unrealized Fair Market Value of all Power Trading Contracts on Citizens' balance sheet as of the Closing Date (the "Portfolio Payment"), excluding
                                                -----------------
     (A) any NUG Power Trading Contract (including all gas swap agreements between CP Sales and CoEnergy Trading Company related to HPS), (B) any Power Trading Contract the value of which is reflected in the Retained Interest Payment, and (C) the General Trading Reserve; plus
                                                            ----

          (iv) the sum of the value of the Retained Interests, if any, in each NUG Subsidiary as of the Closing Date, which value shall be the amount that, if paid for the Retained Interest, would result in an after-tax internal rate of return on such Retained Interest over its remaining life as of the Closing Date of 12%, with tax amortization or deductions of such NUG Subsidiary having been computed using a 15-year life and such further tax assumptions as agreed by Seller and Buyer (the "Retained Interest
                                                         -----------------
     Payment");
     --------

     provided if Citizens' Net Book Value as of the Closing Date, assuming
     --------
     consummation of the transactions contemplated by this Agreement, including the transfer, assignment or distribution of the Excluded Assets, is less than zero, the Purchase Price shall be reduced by the amount by which Citizens' Net Book Value is less than zero. In no event shall the Purchase Price be increased based on Citizens' Net Book Value as of the Closing Date. A sample calculation of the Purchase Price (other than the Retained Interest Payment), based on the financial statements attached as Schedule
     3.5 hereto as if the Balance Sheet Date were the Closing Date, is attached as Schedule 1.3(a) hereto. The Parties shall use good faith efforts to develop a sample calculation of the Retained Interest Payment prior to Closing. For purposes of clarification, if the amount of the Portfolio Payment is negative, the absolute value of such amount shall be deducted from the Purchase Price.

     (b) The Retained Cash, Portfolio Payment, Retained Interest Payment and Citizens' Net Book Value as of the Closing Date will be determined as follows:

          (i) Between five (5) and seven (7) business days prior to the Closing Date, Seller shall deliver to Buyer a detailed calculation (the "Estimated
                                                                      ---------
     Closing Calculation") of the estimated Retained Cash, Portfolio Payment,
     -------------------
     Retained Interest Payment and Citizens' Net Book Value as of the Closing Date, in each case assuming consummation of the transactions contemplated by this Agreement, including the transfer, assignment or distribution of the Excluded Assets. The Estimated Closing Calculation shall be accompanied by detailed supporting documentation, shall include an unaudited statement of the Retained Cash, Portfolio Payment, Retained Interest Payment and Citizens' Net Book Value, in each case prepared in accordance with generally accepted accounting principles applied in a manner consistent with Citizens' past practices, as modified by this Agreement, and Seller's Certificate. The Estimated Closing Calculation shall be subject to Buyer's reasonable approval.

          (ii) On the business day immediately prior to the Closing Date, Seller shall furnish to Buyer an updated Estimated Closing Calculation and Seller's Certificate. Such updated calculation shall be accompanied by an explanation of any differences between the Retained Cash, Portfolio Payment, Retained Interest Payment and Citizens' Net Book Value set forth on the original Estimated Closing Calculation, and shall be subject to Buyer's reasonable approval. Buyer shall pay to Seller at Closing the Purchase Price shown in the approved updated Estimated Closing Calculation (the "Closing Calculation").
           -------------------

          (iii) Within five (5) business days after the Closing Date, Seller shall deliver to Buyer an updated Closing Calculation (in its final form, the "Final Calculation") and Seller's Certificate. Buyer shall cause
          -----------------
     Citizens to assist Seller in preparing the Final Calculation. If within thirty (30) calendar days following delivery, Buyer has not given Seller notice of its objection to the Final Calculation, then Buyer will be deemed to have accepted the Retained Cash, Portfolio Payment, Retained Interest Payment and Net Book Value shown in the Final Calculation. Buyer shall be entitled to review Seller's workpapers relating to the Final Calculation during such period, or the period of any good faith negotiation pursuant to subparagraph (iv) below. Any notice of objection shall specify in reasonable detail the nature and basis of any objection, including issues which are not in dispute.

          (iv) If Buyer gives timely notice of such objection, then the parties shall, during the thirty (30) days following delivery of such notice, use good faith efforts to resolve disputed issues. During such period, Seller may review Buyer's workpapers prepared in connection with disputed issues. Disputed issues which the parties are unable to resolve will be submitted to an Accounting Firm for resolution. If disputed issues are submitted to an Accounting Firm for resolution: (A) each party will furnish to the Accounting Firm such workpapers and other documents and information relating to the disputed issues as the Accounting Firm may request and are available to that party, and will be afforded the opportunity to present to the Accounting Firm any material relating to the determination and to discuss the determination with the Accounting Firm;
     (B) the determination of the Accounting Firm, set forth in a notice to be delivered to both parties by the Accounting Firm, will be binding and conclusive on the parties; and (C) Buyer and Seller will each bear one-half of the fees and expenses of the Accounting Firm for such determination.

          (v) Any difference between the Purchase Price shown on the Closing Calculation and the Final Calculation (after resolution of disputed issues, if any), together with interest at 9% compounded monthly beginning on the Closing Date and ending on the date of payment, shall be paid by one party to the other within three (3) business days after Buyer's acceptance of the Final Calculation, or any subsequent resolution of disputed issues. If such difference exceeds $2,000,000, Seller shall reimburse Buyer or Citizens for any third-party fees and expenses incurred in connection with Buyer's review of the Final Calculation, including the fees and expenses of any accounting firms retained by Buyer or Citizens to review the Final Calculation, as well as Buyer's share of the fees and expenses of the Accounting Firm. Each party shall otherwise bear itself all other fees and expenses incurred by it in connection with this Section 1.3.

     1.4  Reimbursement of Operating Expenses.  Seller shall, to the extent
          -----------------------------------
reasonably practicable, cause Citizens to pay on or prior to the Closing Date (and prior to the transfer, assignment or distribution of cash and cash equivalents which constitute Excluded Assets as contemplated by Section 1.2(a) hereof) all operating expenses for periods prior to the Closing, including but not limited to expenses for property, state and local Taxes, salaries and benefits of Employees, insurance and audit, tax and consulting services incurred prior to Closing. For purposes of this Section 1.4, operating expenses shall not include (i) accounts payable with respect to Power Trading Contracts, (ii) deferred expenses associated with asset restructuring transactions, and (iii) operating expenses of the NUG Subsidiaries. To the extent this is not reasonably practicable, Seller shall promptly reimburse Buyer or Citizens for operating expenses paid by Buyer or Citizens after the Closing but properly allocated to periods prior to the Closing, unless and to the extent that reserves for such operating expenses are included in the Final Calculation of Net Book Value. Buyer shall (or shall cause Citizens to) reimburse Seller for operating expenses prepaid by Citizens as of the Closing Date (as shown in the Final Calculation of Net Book Value), but properly allocated to periods after the Closing. Notwithstanding the foregoing, Seller shall be solely liable for obligations under the Employee Plans described in Section 6.2(a) hereof.

     1.5  Payments Under Pre-Closing Incentive Plan.  All calculations of Net
          -----------------------------------------
Book Value shall include appropriate accruals for Citizens' obligations under the Pre-Closing Incentive Plan. Buyer shall cause Citizens to pay amounts earned by Employees under the terms of such plan, and shall cause Citizens not to modify or amend the provisions of such plan without Seller's approval. If the amounts earned by Employees and paid by Citizens under the Pre-Closing Incentive Plan vary from the amounts accrued for such obligations in the Final Calculation of Net Book Value, Seller shall promptly reimburse Citizens, or Buyer shall cause Citizens to promptly reimburse Seller, for the difference.

                                   SECTION 2

                                  THE CLOSING

     2.1  Place and Date.  Unless this Agreement shall have been terminated
          --------------
to Section 11.1 hereof, the closing of the purchase and sale of the Interests shall take place at or be directed from the offices of Nixon Peabody LLP, 101 Federal Street, Boston, Massachusetts 02110, at 10:00 a.m., local time, on June 30, 2000, or if the conditions set forth in Section 8 shall not by then have been satisfied or waived, on the second business day after the day on which the last of the conditions set forth in Section 8 is satisfied or waived (such event being called the "Closing" and such date, the "Closing Date"), provided that the
                  -------                      ------------    --------
Closing Date may be delayed for
up to ten (10) business days at the request of Seller if required in connection with the consummation of the transactions contemplated by Section 5.7 hereof.

     2.2  Deliveries by Seller.  At the Closing, Seller shall deliver to Buyer,
          --------------------
and/or Newco Sub, as appropriate, the following:

          (a) An Assignment of Interests or such other instruments of transfer or conveyance necessary or desirable to convey title to the Interests to Buyer, Newco and/or Newco Sub, in form reasonably acceptable to Buyer and duly executed by Seller;

          (b)  A cross-receipt for the amount delivered by Buyer pursuant to
     Section 2.3(a) hereof, duly executed by Seller;

          (c) Amendments to the Limited Liability Company Agreements of each NUG Subsidiary in which Citizens will hold a Retained Interest after the Closing Date in form reasonably approved by Seller and Buyer and duly executed by Citizens and Seller or the applicable Seller Affiliate and/or third party;

          (d) A certificate executed by a responsible officer of Seller, in form reasonably satisfactory to Buyer and dated as of the Closing Date, certifying (i) the accuracy of Seller's representations and warranties set forth in Section 3 as of the Closing Date (or as of such date as may be specifically set forth in Section 3), and (ii) Seller's compliance with each of its covenants to be performed pursuant to this Agreement on or before the Closing Date;

          (e)  Any updated schedules and other information required pursuant to
     Section 5.4 hereof ;


          (f) A Support Services Agreement in the form of Exhibit B hereto, duly executed by Citizens and Seller or a Seller Affiliate; and

          (g) Certificates dated the Closing Date duly executed on behalf of each Seller by its Secretary or Assistant Secretary attaching:

               (i) a copy of the resolutions of the Board of Directors of Seller authorizing and approving this Agreement and the consummation of the transactions contemplated hereby, and authorizing the officers of Seller to take any actions and to execute all documents and instruments to be executed, delivered or filed by them pursuant to or in connection with this Agreement;

               (ii) certificates of good standing for Seller and Citizens, certified by the Secretary of State of the State of Delaware as of a date within fifteen (15) business days of the Closing Date;

               (iii) specimen signatures of the incumbent officers of Seller executing this Agreement and the documents executed and delivered pursuant to or in connection with this Agreement; and

               (iv) a true and correct copy of Citizens' Certificate of Formation and Limited Liability Company Agreement, certified by the Secretary or an Assistant Secretary of Citizens.

     2.3  Deliveries by Buyer.  At the Closing, Buyer shall deliver to Seller
          -------------------
the following:

          (a) Cash, by wire transfer to an account designated by Seller, in the amount equal to the Purchase Price;

          (b) A cross-receipt for the Interests, duly executed by Buyer, Newco and/or Newco Sub, as applicable;

          (c) A certificate executed by a responsible officer of Buyer, in form reasonably satisfactory to Seller and dated as of the Closing Date, certifying as to (i) the accuracy of Buyer's representations and warranties set forth in Section 4 as of the Closing Date (or as of such date as may be specifically set forth in Section 4), and (ii) Buyer's compliance with each of its covenants to be performed pursuant to this Agreement on or before the Closing Date;

          (d) Pursuant to Section 6.5 hereof, Performance Guarantees (Administration Agreement) in the form of Exhibit C hereto, duly executed by Buyer; and

          (e) A certificate dated the Closing Date and signed on behalf of Buyer by its Secretary or Assistant Secretary attaching:

               (i) a copy of the resolutions of the Board of Directors of Buyer authorizing and approving this Agreement and the consummation of the transactions contemplated hereby, and authorizing the officers of Buyer to take any actions and to execute all documents and instruments to be executed, delivered or filed by it pursuant to or in connection with this Agreement;

               (ii) a certificate of good standing for Buyer, certified by the Secretary of State of the State of California as of a date within fifteen (15) business days of the Closing Date; and

               (iii) specimen signatures of the incumbent officers of Buyer executing this Agreement and the documents executed and delivered pursuant to or in connection with this Agreement.

     2.4  Further Assurances.  Each of the parties hereto will cooperate with
          ------------------
the other and execute and deliver to the other party hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by the other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

                                   SECTION 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller represents and warrants to Buyer as follows:

     3.1  Organization and Qualification.
          ------------------------------

          (a) Citizens, each NUG Subsidiary (other than Newhall Funding Company) and each Other Subsidiary are limited liability companies duly formed and existing in good standing under the laws of the State of Delaware, with full power and authority to own, lease, and operate their properties and to carry on their businesses as now conducted. Newhall Funding Company is a voluntary association under a Declaration of Trust, the beneficial interests of which are divided into transferable certificates of participation, generally referred to as a Massachusetts business trust, duly organized and existing under the laws of the Commonwealth of Massachusetts, with full power and authority to own, lease or operate its properties and to carry on its business as now conducted. Each Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full power and authority to own, lease, and operate its properties and to carry on its business as now conducted.

          (b) Seller, Citizens and each NUG Subsidiary are registered, licensed or qualified to do business as a foreign corporation, limited liability company, partnership or business trust, as the case may be, and are in good standing in the other jurisdictions in which they conduct business. None of the Other Subsidiaries has conducted any business.

          (c) Seller has previously furnished to Buyer complete and correct copies of the Certificate of Formation and Limited Liability Company Agreement of Citizens, each NUG Subsidiary (other than Newhall Funding Company) and each Other Subsidiary, and the Declaration of Trust of Newhall Funding Company, in each case as amended or restated to the date hereof. Such documents are in full force and effect, have not been further modified or amended, and neither Seller, Citizens, any NUG Subsidiary nor any Other Subsidiary is in violation of any of the provisions thereof.

     3.2  Interests.
          ---------

          (a) P&L owns a 1% membership interest in Citizens Power beneficially and of record, free and clear of any Encumbrances. Gold Fields owns a 99% membership interest in Citizens Power beneficially and of record, free and clear of any Encumbrances. Citizens Power owns a 100% membership interest in CP Sales beneficially and of record, free and clear of any Encumbrances. Citizens or the other entities shown on Schedule 3.2 hereto own the membership or other interests in each NUG Subsidiary and each Other Subsidiary shown on Schedule 3.2 hereto beneficially and of record, free and clear of all Encumbrances, except as shown on Schedule 3.2 hereto.

          (b) The Interests constitute all of the issued and outstanding membership or other equity or capital interests of Citizens. The membership or other interests shown in Schedule 3.2 hereto constitute all of the issued and outstanding membership or other equity or capital interests of each NUG Subsidiary and each Other Subsidiary. Except as contemplated by this Agreement, there are no options, warrants, convertible securities or other rights relating to the issuance, sale, assignment or transfer of any membership, partnership or other equity or capital interest in Citizens, any NUG Subsidiary, or any Other Subsidiary. Except as shown in Schedule
     3.2 hereto, Citizens has no equity or capital interest in any corporation, partnership, limited liability company, joint venture, business trust or any other entity, and no options, warrants, convertible securities or other rights with respect to any such interests.

          (c) Upon consummation of the Closing, Buyer, Newco and/or Newco Sub will acquire good and marketable title to the Interests free and clear of all Encumbrances.

          (d) There are no voting trust, member agreements, proxies or other similar agreements in effect with respect to the voting of the Interests or the membership or other equity or capital interests of any NUG Subsidiary or Other Subsidiary, other than as may be set forth in the Limited Liability Company Agreements furnished to Buyer pursuant to Section 3.1(c) hereof. Seller and Citizens have made all capital contributions to Citizens or the NUG Subsidiaries required to be made by them, and there are no capital calls pending or contemplated with respect thereto.

     3.3  Authority.  Seller has the corporate power and authority to execute
          ---------
and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Seller of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized and approved by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles.

     3.4  No Violations.  Except as specifically set forth to the contrary on
          -------------
Schedule 3.4 hereto, neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated hereby, including without limitation the sale of the Interests to Buyer, Newco and/or Newco Sub and the transfer, assignment or distribution of the Excluded Assets:

          (a) Requires Seller, Citizens or any NUG Subsidiary to make any filing or registration with, or obtain the consent, authorization, approval, or permit of, any Governmental Authority or non-governmental Person, except as required under the HSR Act and the FPA;

          (b) Results in a violation of any order, writ, injunction, judgment, decree, or award of any Governmental Authority, or any Regulation to which Seller, Citizens, any NUG Subsidiary, or any of their respective properties or assets are subject;

          (c) Results in a violation or breach of, a conflict with any provision of, or a default (or an event which, with notice or lapse of time or both, would constitute a default) under (i) the Certificate of Incorporation or Bylaws of Seller, (ii) the Certificate of Formation or Limited Liability Company Agreement of Citizens, any NUG Subsidiary (other than Newhall Funding Company) or any Other Subsidiary, or (iii) the Declaration of Trust of Newhall Funding Company; or

          (d) Results in a violation or breach of, a conflict with any provision of, or a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or gives rise to a right to additional payment under, to accelerate or to terminate, any mortgage, contract, agreement, deed of trust, license, lease, or other instrument, arrangement, commitment, obligation, understanding, or restriction of any kind to which Seller, Citizens or any NUG Subsidiary is a party or by which any of their respective properties or assets may be bound, or will cause, or give any Person grounds to cause, to be accelerated (with notice or lapse of time or both) the maturity of, or will increase, any liability or obligation of, any of them;

          and, as to (a), (b) and (d), the result of which either individually or in the aggregate would have a Material Adverse Effect.

     3.5  Financial Statements.  Schedule 3.5 hereto sets forth (a) the
          --------------------
unaudited balance sheet of Citizens as of April 30 , 2000 (the "Balance Sheet
                                                                -------------
Date") and the related unaudited statements of income for the month then ended,
----
and (b) the unaudited pro-forma balance sheet of Citizens (after giving effect to the transactions contemplated hereby) as of the Balance Sheet Date and the related unaudited pro-forma statements of income for the month then ended. Except as set forth on Schedule 3.5 hereto, the financial statements in Schedule
3.5 (i) were prepared in accordance with generally accepted accounting principles consistently applied by Citizens throughout the periods indicated, and (ii) subject to the foregoing, fairly present in all material respects the financial position and condition of Citizens as of the Balance Sheet Date and the results of its operations for the periods indicated. Except for liabilities that in the aggregate would not have a Material Adverse Effect, to Seller's and Citizens' knowledge there are no liabilities, fixed or contingent, of Citizens other than: (A) liabilities disclosed or adequately provided for in the balance sheets set forth in Schedule 3.5 hereto; (B) liabilities previously disclosed to Buyer and listed in Schedule 3.5 hereto, and (C) liabilities incurred in the ordinary course of business since the Balance Sheet Date consistent with past practice. The line item identified as "Assets from risk management activities" in the unaudited balance sheet and the unaudited proforma balance sheet includes a $4 million trading and price risk management reserve (the "General Trading
                                                             ---------------
Reserve") which is not necessary to accurately reflect the Net Unrealized Fair
-------
Market Value of the Power Trading Contracts.

     3.6  Absence of Certain Changes or Events.  Except as specifically set
          ------------------------------------
forth to the contrary on Schedule 3.6 hereto, or as specifically contemplated by this Agreement, since the Balance Sheet Date, Citizens has operated its Business in the ordinary course consistent with past practice, and has not:

          (a) Suffered any Material Adverse Effect, or any event or condition of any character, which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

          (b) Incurred any material obligation or liability (absolute, accrued, contingent, or otherwise), except under Power Trading Contracts entered into in the ordinary course of business consistent with its risk management policies;

          (c) Materially changed the compensation or benefits of any Employee, including granting any material severance or termination benefits;

          (d) Made any capital expenditure, or commitment for a capital expenditure, for additions to property, plant, equipment, or intangible property, exceeding $25,000 in the aggregate;

          (e) Made any change in any method of accounting or accounting practice or in any tax procedures or elections;

          (f) Terminated or suffered a termination of (excluding a termination in accordance with its terms) or cancelled, extended, amended or otherwise modified or waived any rights under any Material Contract (other than extensions, amendments, modifications or waivers in the ordinary course of business which, individually or in the aggregate, are not material to the Business), including releasing or waiving any material portion of any collateral or credit enhancement delivered by a counterparty thereto; or

          (g) Agreed, whether in writing or otherwise, or made any arrangement, whether or not legally binding, to take any of the foregoing actions.

     3.7  Title to and Condition of Assets. Except as set forth on Schedule 3.7
          --------------------------------
hereto, Citizens has good and marketable title, or valid and effective leasehold rights in the case of leased property, to all of its personal property, free and clear of all Encumbrances, except for Permitted Encumbrances. Citizens' tangible personal property is in good operating condition and repair (ordinary wear and tear excepted) and is usable by Citizens in the ordinary course of business consistent with its past practices.

     3.8  Compliance With Regulations; Authorizations. Citizens and each NUG
          -------------------------------------------
Subsidiary have conducted their business in compliance with each, have complied with each, and are not in violation of any, Regulation to which their business, operations, assets or properties are subject, except for violations, if any, which individually or in the aggregate would not have a Material Adverse Effect. Neither Seller nor Citizens has received written notice of any such violation or any investigation concerning any such possible violation. Schedule 3.8 hereto lists all Authorizations which are in any manner necessary for the conduct of Citizens' and each NUG Subsidiary's business as now conducted or for the ownership and use of their assets. Citizens and each NUG Subsidiary hold or are parties to all such Authorizations and are in material compliance with all such Authorizations, except for violations, if any, which individually or in the aggregate would not have a Material Adverse Effect. There is no action, proceeding or investigation pending or, to the knowledge of Seller or Citizens, threatened regarding suspension or cancellation of any Authorization.

     3.9  Material Contracts. Schedule 3.9 hereto sets forth all of the
          ------------------
following contracts, whether written or oral, to which Citizens or a NUG Subsidiary is a party or is otherwise bound or subject to (each a "Material
                                                                   --------
Contract" and collectively the "Material Contracts"):
--------                        ------------------

          (a) any material agreement with respect to the restructuring of a contract for the purchase or sale of electric energy or capacity of a non-utility electric generating facility (for purposes of this clause (a), an agreement of a NUG Subsidiary shall be deemed material if it has a material effect on the Retained Interest Payment for such NUG Subsidiary);

          (b) any guaranty by Citizens of, or agreement by Citizens to indemnify any Person with respect to, any obligation of any NUG Subsidiary, or by Citizens or any NUG Subsidiary of any obligation of Seller or any Affiliate of Seller;

          (c) any agreement between or among Citizens, any NUG Subsidiary, Seller or any Affiliate of Seller;

          (d) any agreement related to the borrowing of monies, or issuance of any note, bond, indenture, or other evidence of indebtedness or guarantee of the indebtedness of others (other than the obligations of the NUG Subsidiaries that are listed in parts A and B of Schedule 3.9 hereto) ;

          (e)  any lease of real property or office space;

          (f) any Power Trading Contract, including a description of the type of contractand the counterparty thereto, and any letters of credit, collateral, guarantees or other credit enhancements posted or delivered in connection therewith;

          (g)  [intentionally omitted];

          (h) any agreement for the trading, management, bidding, settlement, or scheduling of electric energy, capacity or transmission, coal, natural gas, crude oil or related products, or NOx or other emissions allowances, which does not constitute a Power Trading Contract; and

          (i) any other agreement which is material to Citizens or the Business, excluding any agreement entered into in the ordinary course of business which would constitute a Material Contract solely because it imposes confidentiality or nondisclosure obligations upon Citizens with respect to the confidential or proprietary information of a third party.

          Schedule 3.9 hereto also includes, and the Material Contracts shall include, any guaranty by any third party of any obligation of Citizens.
Schedule 3.9 hereto does not include, but the Material Contracts shall include, any employment, severance, retention or other compensation agreements or arrangements with Employees or consultants which are not Employee Plans ("Employment Agreements"). True and complete copies of all
                     ---------------------
Material Contracts (or with respect to Power Trading Contracts, forms of master contracts and confirmations) have been made available to Buyer, including all amendments and modifications with respect thereto. With respect to each Material Contract, except as set forth in Schedule 3.9 hereto: (i) there has been no breach or default under any such contract by Citizens or any NUG Subsidiary or, to the knowledge of Seller or Citizens, by any other party thereto, and no event which, with notice or lapse of time or both, would constitute a default thereunder, including any past due receivable thereunder; (ii) there are no disagreements with respect to performance of the terms and conditions thereof (other than as set forth in Schedule 3.12 hereto); (iii) such contract is a valid and binding obligation of Citizens or the NUG Subsidiary, is in full force and effect with respect to Citizens or the NUG Subsidiary and is enforceable against Citizens or the NUG Subsidiary in accordance with its terms; (iv) all sums due and payable for the period up to and including the Closing have been paid, or will be paid by Citizens or the NUG Subsidiary on or prior to the Closing Date; (v) no waiver, indulgence or postponement of any party's obligations thereunder has been granted, except for such matters which, individually or in the aggregate, would not have a Material Adverse Effect; and
(vi) Citizens has not assigned all or any part of its rights under a Material Contract to any other Person. No NUG Subsidiary has assigned all or any part of its rights under a Material Contract to any Person other than a trustee for the benefit of the NUG Subsidiary's lenders.

     3.10  Taxes.
           -----

           (a) Citizens, the Seller Group, the NUG Subsidiaries and/or the Other Subsidiaries have filed all Tax Returns required to be filed with respect to Citizens, the NUG Subsidiaries, the Other Subsidiaries and their respective assets, and have paid all Taxes due and owing with respect to Citizens, the NUG Subsidiaries, the Other Subsidiaries and their respective assets, except for Taxes being diligently contested in good faith by appropriate proceedings, all of which are listed on Schedule 3.10 hereto. Citizens, the Seller Group, the NUG Subsidiaries and the Other Subsidiaries have complied with all applicable Regulations relating to withholding Taxes with respect to Citizens, the NUG Subsidiaries, and the Other Subsidiaries. All Tax Returns relating to Citizens, the NUG Subsidiaries and the Other Subsidiaries or their respective assets are true, correct and complete.

           (b) All Taxes related to Citizens, the NUG Subsidiaries and/or the Other Subsidiaries and their respective assets, including, without limitation, such Taxes shown on any income Tax Returns filed by Seller Group for each taxable period during which Citizens was a member of the Seller Group, or claimed to be due by any taxing authority from or in respect of Citizens, have been properly accrued or paid. Except as set forth in Schedule 3.10 hereto, no notice of deficiency or assessment has been received from any taxing authority regarding liabilities for Taxes with respect to Citizens, the NUG Subsidiaries, the Other Subsidiaries or their respective assets, which have not been fully paid or finally settled, and any such deficiency is being diligently contested in good faith through appropriate proceedings. Except as set forth in Schedule 3.10 hereto, there are no outstanding agreements or waivers extending the applicable statutory periods of limitation for Taxes associated with Citizens, the NUG Subsidiaries, the Other Subsidiaries or their respective assets that will be binding upon Buyer or Citizens after the Closing Date. None of the assets of Citizens, any NUG Subsidiary or any Other Subsidiary is property that is required to be treated as being owned by any other Person pursuant to the so-called safe harbor lease provisions of former Section 168(f) of the Code, or is "tax-exempt use" property within the meaning of Section 168(h) of the Code.
     Schedule 3.10 hereto also sets forth the taxing jurisdictions in which either Citizens or the Seller Group own assets or conducts business that require a notification to a taxing authority of the transactions contemplated by this Agreement, if the failure to make such notification, or obtain Tax clearance certificates in connection therewith, would either require Buyer to withhold any portion of the Purchase Price or subject Buyer to any liability for Taxes of Citizens or the Seller Group.

          (c) Citizens has made all deposits required by law to be made with respect to withholding and other employment taxes, and has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, or other party.

          (d) Neither Seller, Seller Group, Citizens, any NUG Subsidiary nor any Other Subsidiary has previously made an election under Section 754 of the Code with respect to Citizens, any NUG Subsidiary in which Citizens will have a 100% Retained Interest, or any Other Subsidiary.

          (e) Each of Citizens, the NUG Subsidiaries and the Other Subsidiaries is treated as a "disregarded entity" (as defined in Treasury Regulations
     Section 301.7701-3), except for Citizens Power and any NUG Subsidiary in which Citizens will have less than a 100% Retained Interest, which may be treated as partnerships for U.S. federal income tax purposes. Neither Seller, Seller Group, Citizens, any NUG Subsidiary nor any Other Subsidiary has made an election or taken any action to treat Citizens, any NUG Subsidiary, or any Other Subsidiary as an association taxable as a corporation for U.S. federal income tax purposes. Neither Seller, Seller Group, Citizens, any NUG Subsidiary or any Other Subsidiary has received any notice, statement or inquiry from any taxing Governmental Authority which would treat Citizens, any NUG Subsidiary or any Other Subsidiary as taxable as a corporation or questions their taxable status.

     3.11 Employees. Schedule 3.11 hereto is a true and complete list of the
          ---------
names and dates of hire of each employee employed by Citizens (the "Employees").
                                                                    ---------
Seller has previously furnished to Buyer a complete and correct list of the current salary, fiscal year [2000 bonus, and other compensation of each Employee, including any options or stock granted to such Employee under P&L's 1998 Stock Purchase and Option Plan, amounts to be paid to repurchase shares of stock granted under such plan, any severance benefit and any additional compensation or bonus (including any increase in severance benefit) or any other rights or benefits, which the Employee is entitled to in the event of a relocation, or reduction in title, salary or duties. Except as set forth on
Schedule 3.11 hereto, each Employee has executed an Employment Agreement.

     3.12  Litigation. Except as set forth on Schedule 3.12 hereto, no
           ----------
litigation, including any arbitration, investigation or other proceeding of or before any Governmental Authority is pending or, to the knowledge of Seller or Citizens, threatened that in any way involves or relates to Citizens or any NUG Subsidiary, or to Seller's ability to consummate the transactions contemplated by this Agreement, including the transfer of the Interests and the assignment, transfer or distribution of the Excluded Assets, and to the knowledge of Seller or Citizens there is no basis for any such action. Neither Seller, Citizens nor any NUG Subsidiary is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any Governmental Authority which may have a Material Adverse Effect, or may adversely affect the transactions contemplated hereby.

     3.13  Intellectual Property. Schedule 3.13 hereto is a complete and
           ---------------------
accurate schedule of all patents, copyrights, trademarks, service marks, trade names, trade secrets, software and processes, owned by Citizens, or in which it has any rights or licenses, and which are used in connection with its Business ("Intellectual Property"). To Seller's and Citizens' knowledge: (a) the
  ---------------------
ownership and use of the Intellectual Property do not violate or infringe on any patent, copyright, trade secret, trademark, service mark, trade name, or any other proprietary or personal right of any Person; and (b) Citizens has not infringed and is not now infringing on any such right belonging to any Person. Except as set forth on Schedule 3.13 hereto, Citizens is not a party to any license, agreement, or arrangement, whether as licensee, licensor, or otherwise, with respect to the Intellectual Property.

     3.14  Employee Plans and Benefits. Set forth in Schedule 3.14 hereto is a
           ---------------------------
list of each "employee welfare benefit plan" or "employee pension benefit plan" (as those terms are respectively defined in Sections 3(1) and 3(2) of ERISA), and each other qualified or non-qualified pension, retirement or deferred compensation plan, profit-sharing or incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, health, welfare, insurance or hospitalization program, or other material benefit arrangement, including all other contracts, arrangements, commitments and policies, written or oral, whether or not such contracts, arrangements, commitments or policies constitute an "employee benefit plan" (as defined in Section 3(37) of ERISA), which covers any Employee, is sponsored, maintained or contributed to or required to be contributed to by Citizens, or with respect to which Citizens has or may have any liability, contingent or otherwise after the Closing (collectively, the "Employee Plans"). For purposes
                                                --------------
of clarification, the term Employee Plans does not include any Employment Agreement delivered pursuant to Section 3.9 hereof. Citizens is not a party to any pension or welfare benefit plan that is a "multi-employer plan" within the meaning of Section 4001(a)(3) of ERISA, and as of the Closing Date, Citizens will have no withdrawal or other liability with respect to any "multi-employer plan" of Seller or any other Person. No Employee Plan is or was a "defined benefit plan" as defined under Section 3(35) of ERISA, and no Employee Plan is or was covered by Title IV of ERISA, as described in Section 4021 of ERISA. With respect to each Employee Plan, except as set forth on Schedule 3.14 hereto:

           (a) Seller has previously provided to Buyer with respect to each Employee Plan, if applicable: (i) all material documents embodying or relating to such plan (including any related trust agreement or other funding vehicle, other than the Pre-

     Closing Incentive Plan, which Seller shall provide to Buyer prior to Closing); (ii) the most recent summary plan description; (iii) the most recent actuarial report of valuation; (iv) the most recent annual and periodic accounting of the assets of the plan (including a complete copy, including all attachments, of the most recently filed Form 5500), and (v) the most recent determination letter, if any, issued by the Internal Revenue Service with respect to any plan intended to be qualified under
     Section 401(a) of the Code;

          (b) Citizens has performed all obligations required to be performed by it under each Employee Plan, and is not in default under or in violation of any Employee Plan;

          (c) Each Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable Regulations, including all disclosure and reporting requirements under ERISA, and no "prohibited transaction" as defined in Section 406 of ERISA and Section 4975 of the Code has occurred with respect to any Employee Plan, and no penalties have been assessed under Section 502(1) of ERISA with respect to any Employee Plan;

          (d) Each Employee Plan intended to qualify under Section 401 of the Code is, and since its inception has been, so qualified and a determination letter has been issued by the Internal Revenue Service to the effect that each such Employee Plan is so qualified and that each trust forming a part of any such employee Plan is exempt from tax pursuant to Section 501(a) of the Code, and no circumstances exist which would adversely affect this qualification or exemption;

          (e) There are no actions, proceedings, arbitrations, suits or claims pending, or to the knowledge of Seller or Citizens threatened or anticipated (other than routine claims for benefits) with respect to any Employee Plan;

          (f) No proposed amendment to, written interpretation of or announcement (written or oral) relating to any Employee Plan has or will subject Buyer or Citizens to any liability, and each Employee Plan can be amended, terminated or otherwise discontinued without liability to Citizens; and

          (g) No Employee Plan is under audit or investigation by any Governmental Authority, and to the knowledge of Seller and Citizens, no such audit or investigation is pending or threatened.

          (h) The Business is not now nor will it thereafter by the passage of time be subject to any lien imposed under Section 412(n) of the Code by reason of the failure of Seller or any Affiliate to make timely installments or other payments required by Section 412 of the Code, and no event has occurred that will or could subject any Employee Plan (or any trust or funding vehicle thereto) to a tax under Section 511 of the Code.

          (i) With respect to Employees, there are no post-retirement medical or health plans, except as required by Section 4980B of the Code, and no post-retirement life insurance or other benefit plans.

     3.15  Labor Matters.
           -------------

           (a) Except as set forth in Schedule 3.12 hereto, there are no material disputes, grievances or disciplinary actions pending or, to Seller's and Citizens' knowledge, threatened between Citizens and any of its present or former employees. Citizens has complied in all material respects with all provisions of all Regulations relating to the employment of labor and has no liability for any arrears of wages or taxes or penalties for failure to comply with any such Regulations.

          (b) Except as specifically set forth in the Employment Agreements delivered pursuant to Section 3.9 hereof or in Schedule 3.14 hereto:

               (i) Citizens is not a party to any management, employment or other contract providing for the employment or rendition of services, and no Employee has any employment arrangement, other than as an employee at will;

               (ii) there are no employment benefit plans, programs or arrangements in which any current or former employee of Citizens may participate; and

               (iii) there are no collective bargaining agreements or other agreements with any labor union or other employee organization with respect to Citizens' employees (and no such agreement is currently being requested by, or is under discussion by management with, any group of employees or others).

          (c) Citizens has no liability or obligation to any former employee under any Employment Agreement or Employee Plan. No provision of any Employee Plan will impose upon Buyer, upon consummation of the Closing or otherwise, any liability or obligation with respect to any employee benefit, plan, practice or compensation. Neither Seller nor Citizens has established or adopted any targets for any Annual Incentive Award (as defined in the Employment Agreements), or any other Employee bonus plan or arrangement for any period after the Closing. No Employee has any rights or claims under The Energy Group's Long Term Incentive Plan or Citizens Power's Employee Phantom Unit Option Plan, and all obligations to Employees under such plans have been fully satisfied. As of the Closing, (i) no Employee shall have any rights or claims under any Equity Payment Agreement related to Citizens Power's Employee Phantom Unit Option Plan, and (ii) except for the right to exercise vested options for 12 months after the Closing Date in certain circumstances, the ownership of shares of P&L Common Stock issued pursuant thereto, and the right to "put" to P&L shares of P&L Common Stock issued pursuant thereto, no Employee shall have any rights or claims under P&L's 1998 Stock Purchase and Option Plan.

          (d) No Employee is entitled to any increase in compensation or bonus, or any other rights or benefits (including any increase in severance benefits), as a result of the transactions contemplated by this Agreement, including the change in control of Citizens resulting from Buyer's acquisition of the Interests, except for the potential bonuses under the provisions of the Pre-Closing Incentive Plan as disclosed to Buyer pursuant to Section 3.14(a) hereof.

     3.16  Environmental Matters.
           ---------------------

           (a) To Seller's and Citizens' knowledge, there are no past or present actions, activities, circumstances, conditions, events, or incidents arising out of, based upon, resulting from or relating to the operation of Citizens' business or ownership or use of its assets, including, without limitation, the release, emission, discharge or disposal of any Hazardous Substance, that (i) could reasonably be expected to result in the incurrence of costs under Environmental Laws or otherwise, or (ii) could reasonably be expected to form the basis of any Environmental Notice against or with respect to any person or entity.

           (b)  For purposes of this Agreement:

                (i)   "Environmental Notice" means any notice or claim by any
                       --------------------
           Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental costs, or harm, injuries or damages to any person, property, natural resources, or any fines or penalties) arising out of, based upon, resulting from, or relating to (A) the emission, discharge, storage, disposal, release or threatened release of any Hazardous Substance, or (B) circumstances forming the basis of any violation, or alleged violation, of any applicable Environmental Law.


                (ii)  "Environmental Laws" means all Regulations governing
                       ------------------
          pollution, the protection of human health, the protection of the environment, or the emission, discharge, storage, disposal, release or threatened release of any hazardous, or potentially hazardous, material.

                (iii) "Hazardous Substance" shall mean any hazardous substance
                       -------------------
          within the meaning of 101(14) of CERCLA, 42 U.S.C. (S) 9601(14), or any pollutant, contaminant, chemical or other toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance (including but not limited to asbestos), waste or material that, in each case, is regulated under any Environmental Law.

     3.17 Year 2000 Compliance. Seller has conducted a comprehensive review and
          --------------------
assessment of the Year 2000 compliance of the information technology used by Citizens. Based on the foregoing review, assessment and inquiry, to Seller's knowledge all information technology used by Citizens which is material to the Business is in Year 2000 Compliance.

     3.18 Insurance. Citizens is covered by those insurance policies listed on
          ---------
Schedule 3.18 hereto. Neither Seller nor Citizens has received any notices of cancellation or non-renewal with respect to any such policies, all premiums due thereon have been paid, and Seller and Citizens have complied with all material provisions thereof. There are no material claims pending under any such policies.

     3.19 Broker's or Finder's Fees. Except for Lehman Brothers Inc., whose fees
          -------------------------
will be paid by Seller, no agent, broker, investment bank, person, firm, or other entity acting on behalf of or under authority of Seller, Citizens or any of their Affiliates, is or will be entitled to any broker's or finder's fee or any commission, financial advisory fee, or similar fee, directly or indirectly, in connection with any of the transactions contemplated by this Agreement. Seller shall be solely liable for the payment of any such fee, and shall indemnify Buyer and Citizens with respect to such fees.

     3.20  Bank Accounts.  Schedule 3.20 hereto sets forth a list of the name of
           -------------
every bank and other financial institution with which Citizens maintains an account (whether checking, savings or otherwise), lock box or safe deposit box, and the account numbers thereof.

     3.21  Risk Management. Seller has previously furnished to Buyer a complete
           ---------------
and correct copy of Citizens' Trading and Risk Management Guidelines dated December 16, 1999, which set forth Citizens' material trading and risk management policies relating to the Business. Such policies are in full force and effect, and have not been further amended or modified. Except as set forth in Schedule 3.21 hereto, Citizens has conducted its business in compliance with such policies and, since February 28, 1999, no violation of or exception to such policies has occurred.

     3.22  Disclosure; Representations For NUG Subsidiaries.
           ------------------------------------------------

           (a) No representation or warranty of Seller in this Agreement or in any schedule attached hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements made therein not misleading.

           (b) The representations and warranties of Seller in this Section 3 regarding the NUG Subsidiaries shall not apply to (i) the Excluded NUG Subsidiaries, and (ii) any other NUG Subsidiary if, as of the Closing Date, Citizens does not hold any membership or other equity or capital interest in such NUG Subsidiary. Notwithstanding the foregoing, the representations and warranties of Seller with respect to the Material Contracts set forth in Section 3.9(a) and (b) shall apply to any agreement of Citizens with respect to any NUG Subsidiary.

                                   SECTION 4

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     4.1  Organization. Buyer is a corporation duly organized, validly existing,
          ------------
and in good standing under the laws of the State of California.

     4.2  Authority. Buyer has the corporate power and authority to execute and
          ---------
deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Buyer of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general equitable principles.

     4.3  No Violations. Neither the execution or delivery of this Agreement,
          -------------
nor the consummation of the transactions contemplated hereby:

          (a) Requires Buyer to make any filing or registration with, or obtain the consent, authorization, approval, or permit of, any Governmental Authority or non-governmental Person, except as required under the HSR Act and the FPA;

          (b) Results in a violation of any order, writ, injunction, judgment, decree, or award of any Governmental Authority, or any Regulation to which Buyer or any of its properties or assets is subject;

          (c) Results in a violation or breach of, a conflict with any provision of, or a default (or an event which, with notice or lapse of time or both, would constitute a default) under, the Articles of Incorporation or Bylaws of Buyer; or

          (d) Results in a violation or breach of, a conflict with any provision of, or a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or gives rise to a right to additional payment under or to, terminate any mortgage, contract, agreement, deed of trust, license, lease, or other instrument, arrangement, commitment, obligation, understanding, or restriction of any kind to which Buyer is a party or by which any of its properties may be bound, or will cause, or give any Person grounds to cause, to be accelerated (with notice or lapse of time or both) the maturity of, or will increase, any liability or obligation of Buyer;

     and, as to (a), (b) and (d), the result of which, either individually or in the aggregate, would have a material adverse effect on the financial condition, results of operations, or business of Buyer.

     4.4  Litigation. No litigation, including any arbitration, investigation or
          ----------
other proceeding of or before any Governmental Authority is pending or, to the knowledge of Buyer, threatened that in any way involves or relates to Buyer's ability to consummate the transactions contemplated by this Agreement and to the knowledge of Buyer, there is no basis for any such action.

     4.5  Broker's or Finder's Fees. Except for J.P. Morgan and Co. and Arthur
          -------------------------
Andersen LLP, whose fees will be paid by Buyer, no agent, broker, investment bank, person, firm, or other entity acting on behalf of or under authority of Buyer or any of its Affiliates, is or will be entitled to any broker's or finder's fee or any commission, financial advisory fee, or similar fee, directly or indirectly, in connection with any of the transactions contemplated by this Agreement. Buyer shall be solely liable for the payment of any such fee and shall indemnify Seller with respect to such fees.

     4.6  Nature of Purchase. Buyer is purchasing the Interests for its own
          ------------------
account for investment, not as a nominee or agent, and not with a view to the resale or distribution of the

Interests or any part thereof. Buyer has no present intention of selling, granting any participation in, or otherwise distributing the Interests. None of Buyer or its Affiliates has entered into any contract, undertaking, agreement or arrangement with any Person for resale of the Interests. Buyer acknowledges that the offering of the Interests pursuant to this Agreement has not been and will not be registered under the Securities Act or any state securities or blue sky laws on the grounds that the offering and sale of the Interests contemplated by this Agreement is exempt from registration pursuant to exemptions available under such laws, and that Seller's reliance upon such exemptions is predicated upon Buyer's representations set forth in this Agreement.

     4.7  Accredited Investor. Buyer is an "accredited investor" within the
          -------------------
meaning of Regulation D promulgated under the Securities Act, is sophisticated in the markets in which Citizens operates, and has the knowledge and experience necessary to evaluate the merits and risks of an investment in the Interests and the consummation of this Agreement and the transactions contemplated hereby.

     4.8  Access to Information. Buyer acknowledges that Seller and Citizens
          ---------------------
have made available to Buyer the opportunity to ask questions of, and receive answers from, appropriate management of Seller and Citizens, and the opportunity to obtain any additional information necessary to verify the accuracy of the information provided by Seller and Citizens. Buyer has made its own investigation and independent analysis and evaluation of Citizens and the Business, including Buyer's own estimate of the value of Citizens, and the merits and risks associated with its acquisition of the Interests and its ownership of Citizens and the Business. Buyer acknowledges that it has undertaken such review of the assets, liabilities, financial condition, cash flow, books, records and Business of Citizens as it deems necessary in connection with the transactions contemplated by this Agreement.

                                   SECTION 5

                              COVENANTS OF SELLER

     5.1  Affirmative Covenants. Seller covenants and agrees that, prior to the
          ---------------------
Closing and except as otherwise permitted specifically by this Agreement or agreed to in writing by Buyer, Citizens shall:

          (a) Conduct its business only in the ordinary course consistent with past practice, including without limitation continuing to comply with existing risk management policies and collateral and credit enhancement requirements related to Power Trading Contracts;

          (b) Preserve substantially intact its business organization and maintain its rights, Authorizations, insurance and bonds and, other than paying current liabilities, operate its business in a manner consistent with the preservation of its assets;

          (c) Use commercially reasonable efforts to keep available the services of its Employees, and maintain the relations and goodwill with the persons having business relations with it; and

          (d) Comply in all material respects with all Regulations and Authorizations applicable to it and its business and operations, assets or properties.

     5.2  Negative Covenants.  Seller covenants and agrees that, prior to the
          ------------------
Closing and except as otherwise permitted specifically by this Agreement or agreed to in writing by Buyer, Citizens shall not:

          (a) Cause nor permit to occur any of the events or occurrences described in Section 3.6 hereof, except Citizens may terminate a Material Contract by reason of the default of the counterparty thereto, provided
                                                                    --------
     that Seller shall notify Buyer of any such termination;

          (b) Acquire or agree to acquire any business or any person or entity, or otherwise acquire or agree to acquire any material assets of any other person or entity;

          (c) Sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any material portion of its assets;

          (d) Enter into any contract which would constitute a Material Contract (including any commitment with respect to the restructuring of a contract for the purchase or sale of electric energy or capacity with a non-utility electric generating facility for which Citizens could be required to hold a Retained Interest), other than a Power Trading Contract in the ordinary course of business or any contract described in Schedule 5.2(d) hereto;

          (e) modify any existing Employee Plan or approve or adopt any new Employee Plan, or declare any bonus payable to any Employee;

          (f) accelerate the collection of any accounts receivable through use of discounts or any other means;

          (g) make any distributions to Seller by way of redemption of Interests or otherwise; or

          (h)  Agree in writing or otherwise to do any of the foregoing.

     5.3  Sale of Interests.
          -----------------

          (a) Seller shall not directly or indirectly sell or encumber all or any part of the Interests, or initiate or participate in any discussions or negotiations or enter into any agreement to do any of the foregoing.

          (b) Except as permitted specifically by this Agreement, Seller shall not, and shall cause Citizens not to, directly or indirectly, sell or encumber all or any part of Citizens' assets, or initiate or participate in any discussions or negotiations or enter into any agreement to do any of the foregoing. Except as permitted specifically by this

     Agreement, neither Seller nor Citizens shall provide any confidential information concerning Citizens' Business to any third party.

     5.4  Updated Schedules.  To the extent any information reflected on any
          -----------------
schedule hereto changes between the date hereof and the Closing Date, Seller shall provide updated schedules on the Closing Date which shall contain true and complete information as of the Closing Date, provided that such updated
                                             --------
Schedules shall not be deemed to modify, amend or supplement the representations and warranties of Seller or the Schedules hereto for the purposes of Sections 8, 9 and 11.1 hereof, unless Buyer shall have consented thereto in writing.

     5.5  Access.  Seller shall cause Citizens to give to Buyer's officers,
          ------
employees, counsel, accountants and other representatives access to and the right to inspect Citizens' premises, during normal business hours, including all of the premises, assets, records, contracts and other documents relating to its Business, and shall permit them to consult with the employees, accountants, counsel and agents of Seller and Citizens for the purpose of making such investigation of Citizens' Business as Buyer shall desire to make, provided that
                                                                   --------
such access shall not unreasonably interfere with Seller's or Citizens' business and operations, and that Buyer shall comply with the terms and conditions of the Confidentiality Agreement entered into between Citizens Power and Edison International dated July 23, 1999. Furthermore, Seller shall cause Citizens to furnish to Buyer all such documents and copies of documents and records and information with respect to Citizens or the NUG Subsidiaries and copies of any working papers relating thereto as Buyer shall from time to time reasonably request.

     5.6  Modification of Certain Power Trading Contracts.
          -----------------------------------------------

          (a) If, prior to the Closing Date, CP Sales obtains a written waiver from Hartford Power Sales, L.L.C. ("HPS") waiving HPS' rights to refunds
                                         ---
     under Section 4.1(d) of Power Sales Agreement A dated December 31, 1996, as amended, between CP Sales and HPS (or such refund provision in such agreement has been terminated), and such waiver (or termination) has been consented to by HPS's lenders, then the Net Unrealized Fair Market Value of the rights of CP Sales to refunds under Section 4.1(d) of the Schedule A to Amended and Restated Power Sales Agreement dated as of December 26, 1996, as amended ("NUSCO PPA") between CP Sales and Northeast Utilities Service
                  ------
     Company ("NUSCO") shall be taken into account in calculating the Portfolio Payment.

          (b) If, prior to the Closing Date, CP Sales obtains the written agreement of HPS, and the consent of its lenders, to suspend performance under the Supplemental Power Sales Agreement dated as of August 6, 1999, between HPS and CP Sales (pursuant to which CP Sales agreed to sell and HPS agreed to purchase 54,250 MWh per year from September 1, 1999 through August 31, 2001), thereby releasing CP Sales to (i) sell energy which it has agreed to purchase from FPL Energy Power Marketing, Inc. pursuant to a Power Purchase Letter Agreement dated August 6, 1999 ("FPLE PPA") to other
                                                            --------
     parties, and (ii) sell energy which CP Sales has agreed to purchase from NUSCO pursuant to the NUSCO PPA in excess of HPS' obligations under its power sales agreement with The Connecticut Light and Power Company ("Excess
                                                                          ------
     MWh"), then the
     ---

     Net Unrealized Fair Market Value of the FPLE PPA and the Excess MWh shall be taken into account in calculating the Portfolio Payment.

     5.7  Transfer of NUG Subsidiaries.  Seller shall and shall cause Citizens
          ----------------------------
to transfer, assign or distribute to Seller, a Seller Affiliate or a third party purchaser all of Citizens' membership or other equity or capital interests in the NUG Subsidiaries, other than the Retained Interests, on or before the Closing Date, and to secure, at its sole cost and expense, such third party consents as may be required in connection with such transfer, assignment or distribution including the consents set forth on Schedule 3.4 hereto. Without limiting the foregoing, Seller shall use commercially reasonable efforts to secure any consent required under the financing agreements for such NUG Subsidiaries for such transfer, assignment or distribution. Citizens shall not incur additional obligations in connection with any such transfer, assignment or distribution without Buyer's approval.

     5.8  Termination of Affiliate Transactions.  On or before the Closing,
          -------------------------------------
Seller shall cancel, or shall cause Citizens, the NUG Subsidiaries and the Other Subsidiaries to pay and satisfy in full, all obligations payable to Seller and its Affiliates and shall cancel, or shall pay and satisfy in full, all obligations payable to Citizens, the NUG Subsidiaries and any Other Subsidiaries by Seller and its Affiliates. Notwithstanding the foregoing, the agreement set forth in Part C.I.2 of Schedule 3.9 hereto shall be terminated only if it would otherwise be reflected on a balance sheet of Citizens prepared in accordance with generally accepted accounting principles consistently applied after Seller transferred the membership interests in Citizens to Buyer.

                                   SECTION 6

                      ADDITIONAL COVENANTS OF THE PARTIES

     6.1  Employees.
          ---------

          (a) Seller shall cause Citizens to terminate the employment of the Excluded Employees as of the Closing Date, and shall, or shall cause a Seller Affiliate to, offer to employ the Excluded Employees as of the Closing Date on terms mutually acceptable to Seller and each Excluded Employee and disclosed to Buyer. Such terms shall include a provision that the Employee will relinquish any current or future claims or rights against Buyer and Citizens with respect to his or her existing Employment Agreement or any Employee Plans.

          (b) Buyer shall offer to have Citizens continue to employ the Employees identified on a list previously delivered by Buyer to Seller (the "Key Employees") as of the Closing Date pursuant to employment agreements
      -------------
     mutually acceptable to Buyer and each Key Employee.

          (c) Buyer shall offer to have Citizens continue to employ all Employees employed by Citizens immediately prior to the Closing (other than the Excluded Employees or Key Employees) as of the Closing Date under employee benefit plans, programs and arrangements having benefits not less favorable in the aggregate to the Employees than the Employee Plans (other than the Phantom Unit Option Plan and

     P&L's 1998 Stock Purchase and Option Plan), provided that nothing in this
                                                 --------
     Agreement shall require Buyer or Citizens to provide or maintain any specific plan, program or arrangement. In the case of any new plan, program or arrangement, Buyer shall cause Citizens to provide that periods of service with Citizens or any Affiliate of Citizens (including Seller) prior to the Closing shall be credited for eligibility and vesting purposes (if applicable, and without duplication) with respect to such new plan, program or arrangement.

          (d) On such date as may be requested by Seller for a particular Excluded Employee, but not later than March 31, 2001, Buyer shall, or shall cause Citizens to, offer to employ the Excluded Employee on terms mutually acceptable to Buyer and each Excluded Employee. Each Excluded Employee shall receive the same salary (subject to salary increases consistent with Citizens' past practices) and bonus level he had on the date prior to the Closing as shown on the list delivered pursuant to Section 3.11 hereof. For the purpose of benefit plans provided by Buyer or Citizens, to the extent permitted under applicable plan documents, there shall not be a break in service for the period that the Excluded Employee was employed by Seller. Seller shall, at Buyer's request, use commercially reasonable efforts to assist Buyer and Citizens in employing any Excluded Employee.

     6.2  Other Employee Matters.
          ----------------------

          (a) Notwithstanding the provisions of Section 1.4 hereof, Seller shall pay and be solely responsible for, and shall defend, indemnify and hold Buyer and Citizens harmless with respect to, all amounts payable and other obligations to Employees or others under: (i) Citizens Power's Employee Phantom Unit Option Plan, any Employee Phantom Unit Option Plan Option Agreement pursuant thereto or any Equity Payment Agreement related thereto; (ii) P&L's 1998 Stock Purchase and Option Plan, or any Common Stock Issuance Agreement, Common Stock Ownership Agreement, Non-Qualified Stock Option Agreement, Incentive Stock Option Agreement, Stock Purchase Agreement, or any other agreement with Seller pursuant thereto; (iii) the Citizens Power FY00 Incentive Plan, and any Annual Incentive Award or other bonus compensation payable under any Employment Agreement or otherwise for the period prior to Closing, except to the extent accrued in the Final Calculation of Net Book Value; and (iv) any employee benefit plan, if any, not listed on Schedule 3.14 hereto, including The Energy Group Long Term Incentive Plan.

          (b) Seller shall pay (or, prior to the Closing, cause Citizens to pay) to each Employee who is not a Retained Employee (including all Excluded Employees) all salaries and benefits (including the arrangements, plans and programs set forth in Schedule 3.14 hereto) accrued on behalf of such Employee (or attributable to expenses properly incurred by that Employee) as of the Closing Date. Seller agrees to be responsible for all liabilities and obligations whatsoever in connection with claims made by or on behalf of any such Employee in respect of salary, wages, bonuses and benefits, and all other amounts, if any, that may be payable to such employees by Seller or Citizens pursuant to the terms of any applicable Regulation or agreement, as well as any severance pay, salary continuation, group health care continuation coverage, and similar obligations relating to the cessation of any such person's employment with Citizens. Seller shall not be responsible for any such liabilities and obligations with respect to any Retained Employee, except for any liabilities and obligations accrued as of the Closing Date.

          (c) Buyer shall not assume or otherwise incur liability for, and nothing in this Agreement shall be construed or interpreted to mean that Buyer is assuming or has assumed, any obligation or liability relating to or arising out of any Employee's employment with, or the cessation of any Employee's employment with, Citizens. No provision in this Agreement is intended to or shall confer any rights, whether to employment, compensation, benefits or otherwise, to any Employee.

     6.3  Covenant Not to Compete; Hiring.  From and after the date hereof,
          -------------------------------
neither Seller nor any Affiliate of Seller (other than Citizens) shall, directly or indirectly:

          (a) for a period of two and one-half years after the Closing, own, manage, operate, control, or participate in the ownership, management, operation or control of, the business of restructuring electrical power contracts in connection with non-utility electric generating facilities, except that (i) Seller or a Seller Affiliate shall, pursuant to Sections
     ------
     1.2 and 5.7 hereof, own the NUG Subsidiaries (other than any Retained Interest of Citizens) and may exercise its rights in connection with such ownership, including selling, transferring or monetizing the NUG Subsidiaries or any portion of Seller's or a Seller Affiliate's interest therein, (ii) Seller or a Seller Affiliate shall have the sole right, at its own cost and expense, to pursue from the date hereof until December 31, 2000 (or such earlier date that such transactions have closed or abandoned by Seller) the asset restructuring transactions listed in Schedule 6.3 hereto (the "Excluded NUG Transactions"), provided that if an Excluded NUG
                  -------------------------    --------
     Transaction reaches Ready to Close Status by December 31, 2000, Seller shall continue to have the sole right to pursue such transaction, and provided further that Buyer or Citizens shall have the sole right to pursue
     ----------------
     an Excluded NUG Transaction which is abandoned by Seller; (iii) Seller may develop PPA/Loan Transactions; and (iv) the restrictions set forth in this
     Section 6.3(a) shall apply only to Seller and Seller Affiliates owned directly or indirectly by Seller;

          (b) for a period of two and one-half years after the Closing, hire, or solicit for hiring, any Employee (except that Seller or Seller Affiliate may hire any Excluded Employee until such Employee is hired by Buyer or Citizens pursuant to Section 6.1(d) hereof), or

          (c) divulge to anyone any knowledge or information of any type whatsoever of a confidential or proprietary nature relating to Citizens, except to the extent required to be disclosed by applicable Regulation or court order. For purposes of the foregoing, confidential or proprietary information of Citizens shall not include (i) information which becomes generally available to the public other than as a result of unauthorized disclosure by Seller, its representatives, or Persons to whom Seller or its representatives have made the information available, (ii) information which has been released without restriction by

     Citizens to another Person, and (iii) information which can be shown by written documentation to have been received by Seller on a non-confidential basis, prior to receipt from Citizens, from a third party lawfully possessing and lawfully entitled to disclose such material to Seller. Nothing contained in this paragraph (c) shall limit any rights Seller may have under the Software License Agreement between Citizens and P&L dated August 1, 1999.

          The parties hereto specifically acknowledge and agree that the remedy at law for any breach of the foregoing will be inadequate and that the Buyer, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage. In the event that the provisions of this Section 6.3 should ever be deemed to exceed the limitation provided by applicable law, then the parties hereto agree that such provisions shall be reformed to set forth the maximum limitations permitted.

     6.4  Records.  Until the later of (a) three (3) years following the Closing
          -------
Date, or (b) the expiration of the applicable statute of limitations period, Buyer shall cause Citizens to provide Seller with reasonable access to, or copies of, Citizens' files and records to the degree reasonably necessary to permit Seller to comply with or contest any applicable legal, tax or accounting policy or requirement, or any related legal or regulatory proceeding. All costs incurred by Buyer or Citizens in connection with such requests shall be borne and paid or reimbursed by Seller.

     6.5  Guarantee of Administration Agreements; Reacquisition of NUG
          ------------------------------------------------------------
Interests.
---------

          (a) Buyer (or an affiliate of Buyer reasonably satisfactory to Seller) shall, if required by a lender under any financing agreement for a NUG Subsidiary as a condition of such lender's consent to the transactions contemplated by this Agreement, enter into a Performance Guaranty (Administration Agreement) in the form of Exhibit C hereto (with such changes that do not increase Buyer's obligations or risks thereunder as may be reasonably be requested by such lenders) of Citizens' obligations under the applicable Administration Agreement on the Closing Date.

          (b) Buyer (or an affiliate of Buyer reasonably satisfactory to Seller) shall, if required by a third party purchaser of an interest in a NUG Subsidiary from Citizens before the Closing Date, or from Seller or a Seller Affiliate after the Closing Date, or by a lender under any financing agreement for the NUG Subsidiary as a condition of such lender's consent to such purchase, enter into a Performance Guaranty (Administration Agreement) in the form of Exhibit C hereto (with such changes that do not increase Buyer's obligations or risks thereunder as may reasonably be requested by such purchasers or lenders) of Citizens' obligations under the applicable Administration Agreement, on the later of (i) the Closing Date or (ii) the closing date for such purchase.

          (c) Buyer shall, if requested by Seller , cause Citizens to reacquire a 25% membership interest in HPS. from Seller or a Seller Affiliate on or before December 31, 2000. In connection with the foregoing:

               (i) the purchase price for such membership interest shall be the amount that, if paid for such interest, would result in an after-tax internal rate of return on such interest over its remaining life as of the date reacquired by Citizens (the "NUG Closing Date") of 12%,
                                                      ----------------
          with tax amortization having been computed using a 15-year life and such further tax assumptions as agreed by Seller and Buyer;

               (ii) Seller shall, in connection with such reacquisition, make as of the NUG Closing Date the representations and warranties in
          Section 3 hereof regarding HPS;

               (iii) Citizens shall receive the benefit of any representations, warranties, and covenants and agreements made by Seller or Seller Affiliate in favor of the third party purchaser of the interests in HPS; and

               (iv) the Retained Interest shall be reacquired on such other terms reasonably satisfactory to Buyer, including such amendments to the Limited Liability Company Agreement of HPS as may be approved by Buyer.

     6.6  Consents and Filings.  The parties shall make such filings with and
          --------------------
or seek such authorizations, consents and approvals from Governmental Authorities as may be necessary to consummate the transactions contemplated by this Agreement, including those required under the HSR Act and the FPA. In connection with the foregoing:

          (a) Seller shall cause Citizens to promptly file or cause to be filed with the FERC an application to transfer jurisdictional facilities to Buyer pursuant to Section 203 of the FPA, and to request that the effective date of such transfer be coterminous with the Closing Date. Buyer shall provide reasonable assistance to Seller and Citizens in obtaining approval of such application.

          (b) Buyer and Seller will promptly file, or cause to be filed, with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, the Notification and Report required by the HSR Act, including all requisite documents, materials and information therefore required by the HSR Act. Buyer and Seller shall (i) furnish to each other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of any filing or submission as is necessary under the HSR Act, and (ii) keep each other apprised of the status of any inquiries or requests for additional information made by any Governmental Authority with respect to the HSR Act.

     6.7  Resignation of Managers.  Seller shall, as of the Closing Date, cause
          -----------------------
the persons listed on Schedule 6.7 hereto to resign as members of the Board of Managers of Citizens.

     6.8  Insurance.  From and after the Closing, Seller shall use commercially
          ---------
reasonable efforts to retain for Citizens the right, subject to the terms of the policies, to make post-Closing insurance claims under the insurance policies set forth on Schedule 3.18 hereto for covered losses arising from occurrences related to Citizens' business prior to the Closing, and receive recoveries for such claims directly. Buyer acknowledges that, except as set forth on Schedule 3.18 hereto, the insurance coverages listed thereon are part of Seller's insurance policies, and will cease on the Closing Date.

     6.9  Replacement of Cash Collateral.  Schedule 6.9 hereto contains a
          ------------------------------
description of all cash or cash equivalents on Citizens' balance sheet which collateralize, directly or indirectly through any letter of credit or other credit enhancement, the obligations of Citizens to a counterparty to a Power Trading Contract. Seller shall, and shall cause Citizens to, cooperate with any efforts by Buyer to replace any such cash or cash equivalents on Citizens' balance sheet as of the Closing with cash or cash equivalents contributed to Citizens from Buyer as of the Closing. Citizens shall not transfer, assign or distribute such cash or cash equivalents pursuant to Section 1.2 hereof unless such counterparty has approved the replacement thereof.

     6.10 Administration Agreements.
          -------------------------

          (a)  Seller shall pay to Citizens the annual fees set forth on
     Schedule 6.10(a) hereto for as long as Citizens performs its obligations under the Administration Agreements for the NUG Subsidiaries described therein.

          (b) Buyer shall, if requested by Seller, cause Citizens to enter into an administration agreement with respect to an Excluded NUG Transaction that reaches Ready to Close Status by December 31, 2000, on substantially the same terms as the form of administration agreement set forth in Exhibit E hereto. Citizens shall be entitled to the following annual fee for the services under such agreement: (a) for the first two such Excluded NUG Transactions, $50,000 each; and (b) for the remaining six such Excluded NUG Transactions, $25,000 each. In no event shall Buyer, Citizens or any of their respective Affiliates be required to own any membership or other equity or capital interest with respect to any Person in connection with an Excluded NUG Transaction.

     6.11 PPA/Loan Transaction.  In the event Citizens proposes to pursue any
          --------------------
PPA/Loan Transaction involving either termination or replacement power structures within three (3) years after the Closing Date, Buyer shall cause Citizens to offer exclusively to Seller the opportunity to jointly develop such transaction by delivery to Seller of written notice describing the proposed transaction in reasonable detail. Any such joint development shall be pursued on mutually agreeable terms to be determined on a case by case basis. Citizens may pursue the proposed PPA/Loan Transaction without Seller's involvement, and Seller shall have no rights with respect thereto, if (a) Seller declines to participate in such PPA/Loan Transaction; or (b) the parties are unable to agree upon mutually acceptable terms within thirty (30) days of delivery of notice of such transaction by Citizens.

     6.12 Publicity. The parties intend that the initial public announcement of
          ---------
the transactions contemplated by this Agreement shall be made by press releases of Seller and Buyer issued simultaneously. Each party shall allow the other reasonable time to review and comment on such release in advance of its issuance and use reasonable efforts in good faith to accept the reasonable and good faith comments of the other party. Notwithstanding the foregoing, the parties agree that the Purchase Price shall remain confidential and shall not be disclosed to any other Persons, other than each party's attorneys, auditors, and other advisors, provided that each
          --------
party shall be responsible for ensuring that such Persons keep the Purchase Price confidential, and except that each party may make such disclosures as may be required by applicable Regulations, subject to delivery of prior written notice thereof to the other party and commercially reasonable efforts to secure confidential treatment, to the extent available, for such information.

                                   SECTION 7

                                  TAX MATTERS

     7.1  Tax Elections.  Neither Seller, Seller Group, Citizens, any NUG
          -------------
Subsidiary, nor any Other Subsidiary shall make an election under Section 754 of the Code with respect to Citizens, any NUG Subsidiary in which Citizens will have a 100% Retained Interest, or any Other Subsidiary. If necessary, consistent with the prior sentence, an election shall be included on Citizens', the NUG Subsidiaries' in which Citizens will have a 100% Retained Interest, and the Other Subsidiaries' partnership Tax Returns for the Tax year ending on (or including) the Closing Date to terminate any election previously made under
Section 754 of the Code.

     7.2  Tax Returns.
          -----------

          (a)  Income Tax Returns for Periods Through the Closing Date. Seller
               -------------------------------------------------------
     will include the taxable income of Citizens, the NUG Subsidiaries and the Other Subsidiaries or the taxable income with respect to their respective assets on the Seller Group's income Tax Returns for all periods up to and including the Closing Date, and pay any income Taxes attributable to such income. Buyer will cause Citizens to furnish Tax information to Seller for inclusion in the Seller Group's income Tax Return for the period (or portion thereof) which includes the Closing Date. The income of Citizens will be apportioned to the period up to and including the Closing Date and the period after the Closing Date by closing the books of Citizens as of the end of the Closing Date.

          (b)  Tax Periods Ending on or Before the Closing Date.  Buyer shall
               ------------------------------------------------
     prepare or cause to be prepared and file or cause to be filed all Tax Returns for Citizens, the NUG Subsidiaries in which Citizens holds a Retained Interest and the Other Subsidiaries for all periods ending on or prior to the Closing Date which are filed after the Closing Date other than the Seller Group's income Tax Returns. Buyer shall permit Seller to review each such Tax Return described in the preceding sentence at least 10 days prior to filing and to comment on each such Tax Return, and shall make such revisions to such Tax Returns as may be reasonably requested by Seller. Seller shall remit Taxes of Citizens with respect to such pre-Closing periods or portions thereof to Buyer within 15 days after notification is given to Seller by Buyer or Citizens of the imposition, assessment, notice or payment of such Taxes, provided that Seller shall not be required to
                               --------
     remit to Buyer any amount for Taxes to the extent such amount is specifically identified and reflected as a liability for unpaid Taxes in the Final Calculation of Net Book Value and the Purchase Price is reduced by such amount.

          (c)  Tax Periods Beginning Before and Ending After the Closing Date.
               --------------------------------------------------------------
     Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of

     Citizens, the NUG Subsidiaries in which Citizens holds a Retained Interest and the Other Subsidiaries for Tax periods that begin before the Closing Date and end after the Closing Date. Buyer shall permit Seller to review each such Tax Return described in the preceding sentence at least 10 days prior to filing and to comment on each such Tax Return, and shall consider making such revisions to such Tax Returns as may be reasonably requested by Seller. Seller shall remit to Buyer within 15 days after notification to Seller by Buyer or Citizens of the imposition, assessment, notice or payment of Taxes with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such taxable period ending on the Closing Date. For purposes of this Section 7.2(c), in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date shall (i) in the case of any Taxes other than Taxes based upon or related to income, receipts, salaries or wages, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (ii) in the case of any Tax based upon or related to income, receipts, salaries or wages, be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date. Any credits relating to a taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with generally accepted accounting principles and tax accounting rules.

          (d)  Refunds; Tax Benefits; Tax Assessments.  Any Tax refunds with
               --------------------------------------
     respect to Citizens that are received by Buyer or Citizens, and any amounts credited against Tax to which Buyer or Citizens become entitled, that relate to Tax periods or portions thereof ending on or before the Closing Date (as allocated pursuant to Section 7.2 hereof) shall be for the account of Seller, and Buyer shall pay over to Seller any such refund or portion thereof or the amount of any such credit within 15 days after final receipt or crediting to Buyer's account. Any Tax assessment, imposition, liability or notice with respect to Citizens, the NUG Subsidiaries or their respective assets that related to Tax periods ending on or before the Closing Date shall be for the account of Seller, as allocated pursuant to
     Section 7.2 hereof, and Seller shall remit to Buyer or Citizens any such Tax due within 15 days of notification to Seller by Buyer or Citizens of the imposition, assessment, notice or payment of such Taxes.

          (e)  Audits.
               ------

               (i) Seller will allow Buyer, Citizens and their counsel to participate at their own expense in any Tax audits of the Seller Group's income Tax Returns to the extent such audits may potentially adversely affect Citizens, any NUG Subsidiary in which Citizens holds a Retained Interest, and any Other Subsidiary. In such an event, Seller will not settle any such audit in a manner which would adversely affect Citizens without the prior written consent of the Buyer. Seller will notify Buyer within 30 days of the commencement of such audit.

               (ii) Buyer will allow Seller and Seller's counsel to participate at Seller's own expense in any Tax audits of Citizens' Tax Returns to the extent such audits relate to periods prior to the Closing Date. Buyer will notify Seller within 30 days of the commencement of such audit. Seller shall pay to Buyer the amount of any Tax audit deficiency asserted against Citizens or Buyer will respect to any period prior to the Closing Date with respect to Citizens' Taxes within 15 days after notification is given to Seller by either Buyer or Citizens.

     7.3  Cooperation on Tax Matters.
          --------------------------

          (a) Buyer, Seller and Citizens shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any tax audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer and Seller agree (i) to retain all books and records with respect to Tax matters pertinent to Citizens relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, shall allow the other party to take possession of such books and records. Any information obtained pursuant to this section or pursuant to any other section in this Agreement providing for the sharing of information shall be kept confidential by the parties hereto. On or before the Closing Date, Seller shall furnish Buyer with copies of all Tax Returns that have been filed by Citizens or the NUG Subsidiaries with respect to those entities or their respective assets.

          (b) Buyer and Seller further agree, upon request, to use their best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

          (c) Buyer and Seller further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Code (S) 6043 and all Regulations promulgated thereunder.

     7.4  Tax Sharing Agreements.  Any tax sharing agreement between Seller and
          ----------------------
Citizens shall be terminated as of the Closing and will have no further effect for any taxable year (whether the current year, a future year, or a past year).

     7.5  Certain Transfer Taxes.  All transfer, documentary, sales, use, stamp,
          ----------------------
registration, deed transfer, share transfer and other such Taxes and fees (including any penalties and interest) incurred in connection with the transactions contemplated under this Agreement (including any Massachusetts State gains Tax and any similar tax imposed in other states or subdivisions), shall be paid by Seller when due, and Seller will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Buyer will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

     7.6  Section 280G Tax.  Any Tax imposed under section 4999 of the Code
          ----------------
because of a payment which is covered by Section 280G of the Code for which Citizens or Seller is liable because of any agreement, whether oral or written, as a result of this transaction (other than any employment agreement described in Sections 6.1(b) and (c) hereof), or any transaction or event occurring on or before the Closing Date, will be the sole responsibility of Seller.

                                   SECTION 8

                                  CONDITIONS

     8.1  Conditions to the Obligations of Buyer.  The obligations of Buyer
          --------------------------------------
under this Agreement are subject to the satisfaction at or before the Closing of the following conditions (any of which Buyer may waive):

          (a) All of the representations and warranties of Seller contained herein or in any schedule or document delivered by Seller to Buyer pursuant to the provisions hereof shall have been true on the date hereof and shall be true on the Closing Date with the same effect as though such representations and warranties were made as of such date, except for changes permitted or contemplated by this Agreement and except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date.

          (b) Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

          (c) On the Closing Date, no suit, action or other proceeding, or injunction or final judgment relating thereto, shall be threatened or be pending before any Governmental Authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

          (d) There shall have been no material adverse change in the Business since the Balance Sheet Date, except as contemplated by this Agreement.

          (e) On the Closing Date: (i) all of the Employees listed on a letter previously delivered by Buyer to Seller; and (ii) at least 80% of the other Key Employees, shall have entered into employment agreements on the terms set forth therein, or if such terms are not acceptable to any such Employee, on such other terms acceptable to Buyer, and shall continue to be employed by Citizens.

          (f) As of the Closing Date, the Retained Cash shall not exceed the lesser of (i) the amount required to collateralize, directly or indirectly through any letter of credit or other credit enhancement, the obligations of Citizens to a counterparty to a Power Trading Contract in effect as of the Closing Date, and (ii) $10 million.

          (g) Citizens shall have transferred, assigned or distributed to Seller, a Seller Affiliate or a third party the Excluded Assets and the liabilities described in Section 1.2(b) hereof on the terms set forth in Sections 1.2 and 5.7 hereof.

          (h) The applicable waiting period under the HSR Act shall have expired or been terminated. FERC shall have issued a final order approving Citizens' application to transfer jurisdictional facilities to Buyer pursuant to Section 203 of the FPA. All other consents or approvals of any Governmental Authority (including FERC) or third party required for the consummation of the transactions contemplated by this Agreement shall have been obtained.

          (i) Buyer shall have received the opinion of Nixon Peabody LLP, special counsel to Seller, Jeffery L. Klinger, general counsel of Seller, and Donald S. McCauley, general counsel of Citizens, in the form of Exhibit D hereto.

     8.2  Conditions to the Obligations of Seller.  The obligations of Seller
          ---------------------------------------
under this Agreement are subject to the satisfaction at or before the Closing of the following conditions (any of which Seller may waive):

          (a) All of the representations and warranties of Buyer contained herein or in any schedule or document delivered by Buyer to Seller pursuant to the provisions hereof shall have been true on the date hereof and shall be true on the Closing Date with the same effect as though such representations and warranties were made as of such date, except for changes permitted or contemplated by this Agreement and except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date.

          (b) Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

          (c) On the Closing Date, no suit, action or other proceeding, or injunction or final judgment relating thereto, shall be threatened or be pending before any Governmental Authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

          (d) The applicable waiting period under the HSR Act shall have expired or been terminated. FERC shall have issued a final order approving Citizens' application to transfer jurisdictional facilities to Buyer pursuant to Section 203 of the FPA. All other consents or approvals of any Governmental Authority (including FERC) or third party required for the consummation of the transactions contemplated by this Agreement shall have been obtained.

          (e) Seller shall have received the opinion of Munger, Tolles & Olson, LLP special counsel to Buyer, and Martha Spikes, Corporate Secretary and counsel to Buyer, in the form of Exhibit D hereto.

                                   SECTION 9

                 SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

     9.1  Survival.
          --------

          The representations and warranties of the parties hereto contained herein or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing of the transactions contemplated hereby for a period of two (2) years, except as provided in Sections 9.2(d) and
(e) hereof. For purposes of clarification, the representations and warranties in Section 3.10 shall survive for the period set forth in Section 9.2(d) hereof. Notwithstanding the foregoing, the representations and warranties of Seller set forth in Section 3.2 hereof shall survive the Closing until the statute of limitations with respect to any third-party claims arising from the breach of such representations and warranties expires.

     9.2  Indemnification.
          ---------------

          (a) In addition to the obligations set forth in Sections 1.4 and 6.2 above, Seller hereby agrees to indemnify and defend Buyer and Citizens (and their respective Affiliates) against, and agrees to hold them harmless from, any and all damage, loss, liability, and expense (including, without limitation, reasonable expenses of investigation and attorney's fees and expenses in connection with any action, suit, proceeding, claim, investigation, or other loss) (collectively "Losses") incurred or suffered
                                                  ------
     by any of them arising out of or relating to:

               (i) Any breach of any covenant or agreement by Seller pursuant to this Agreement, or any inaccuracy in the representations and warranties of Seller set forth in Section 3.2 hereof;

               (ii) Any inaccuracy in any other representation or warranty made by Seller (including any representation and warranty made by Seller to Citizens' knowledge) pursuant to this Agreement, provided that Seller
                                                           --------
          shall have no liability under this clause (ii): (x) unless the aggregate of all Losses for which Seller would, but for this proviso, be liable exceed on a cumulative basis $200,000, in which event Seller shall be liable for all such cumulative Losses; and (y) for Losses in excess of the Purchase Price;

               (iii) Any NUG Power Trading Contract or NUG Guaranty (including any Losses which Citizens may incur pursuant to the Administration Agreements by reason of a NUG Subsidiary's breach or default under any Note Purchase Agreement or Project Document (as defined in the Administration Agreements)), excluding (x) any Losses caused by Citizens' failure to perform services under the Administration Agreements after the Closing in a prudent and efficient manner as required thereunder, and (y) any Losses under any NUG Power Trading Contract or NUG Guaranty caused by the negligent act or omission of Citizens after the Closing;

               (iv)  The Excluded Payable;

               (v) The liabilities assumed by Seller pursuant to Section 1.2(b) hereof; and

               (vi) Any third-party claim related to or arising out of Citizens' business, or any act or omission of Citizens or Seller, on or prior to the Closing Date, including claims of present and former employees (including Excluded Employees) under Employment Agreements and Employee Plans;

          provided that Seller shall have no obligation to indemnify or defend
          --------
     Buyer with respect to any act or omission of Buyer or its Affiliates.

          (b) Buyer agrees to indemnify and defend Seller (and its Affiliates) against, and agrees to hold them harmless from, any and all Losses incurred or suffered by any of them arising out of or relating to:

               (i) Any breach of any covenant or agreement by Buyer, or any inaccuracy in any representation or warranty made by Buyer, pursuant to this Agreement; and

               (ii) Any third-party claim related to or arising out of Citizens' business, or any act or omission of Buyer or Citizens, after the Closing Date;

          provided: that Buyer shall have no obligation to indemnify or defend
          --------
     Seller with respect to any act or omission of Seller or its Affiliates.

          (c) The amount of any Losses for which indemnification is provided under this Section 9 shall be net of any reserves for such Losses which were accounted for in the Final Calculation.

          (d) Seller hereby agrees to indemnify and hold Citizens and Buyer (and their respective Affiliates) harmless from any and all Tax liabilities relating to Citizens, any NUG Subsidiary or any Other Subsidiary or their respective assets attributable to periods (or portions thereof) or transactions occurring prior to the Closing, provided that Seller shall not
                                                  --------
     be required to remit to Buyer any amount for Taxes to the extent such amount is specifically identified and reflected as a liability in the Final Calculation of Net Book

     Value and the Purchase Price is reduced by such amount. Seller will remit these Taxes to Buyer within 15 days after notification is given to Seller by Buyer or Citizens of their imposition, assessment, notice or payment, unless Seller takes appropriate steps to contest the imposition of the Taxes, at Seller's expense, in which case Seller will remit such Taxes, with any interest and penalties imposed thereon, to Buyer within 15 days after the final determination of such Tax liability (provided that if such Taxes are required to be paid prior to such contest, Seller shall pay such Taxes prior to such contest, when due). The liability for all Taxes attributable to these periods shall remain with Seller until 30 days after the statute of limitations for each indemnified Tax expires, and will not be limited in time by Section 9.1 hereof.

          (e) Buyer hereby agrees to indemnify and hold Seller (and its Affiliates) harmless from any and all Tax liabilities relating to Citizens or any Other Subsidiary or their respective assets attributable to periods (or portions thereof) or transactions occurring after to the Closing. Buyer will remit these Taxes to Seller within 15 days after notification is given to Buyer by Seller of their imposition, assessment, notice or payment, unless Buyer takes appropriate steps to contest the imposition of the Taxes, at Buyer's expense, in which case Buyer will remit such Taxes, with any interest and penalties imposed thereon, to Seller within 15 days after the final determination of such Tax liability (provided that if such Taxes are required to be paid prior to such contest, Buyer shall pay such Taxes prior to such contest, when due). The liability for all Taxes attributable to these periods shall remain with Citizens until 30 days after the statute of limitations for each indemnified Tax expires, and will not be limited in time by Section 9.1 hereof.

          (f) With respect to Seller's obligation to indemnify Citizens for Losses under the Excluded Payable:

               (i) Seller shall promptly pay to Citizens the amount of the Excluded Payable if the counterparty thereto makes a demand on Citizens for payment, and Citizens pays the Excluded Payable and provides Seller with proof of payment;

               (ii) Buyer shall cause Citizens not to contact the counterparty and advise it of the Excluded Payable; and

               (iii) The provisions of Section 9.3(b) hereof shall not otherwise apply with respect to claims for such Losses.

          (g) Absent intentional misrepresentation, fraud or gross negligence, or unless otherwise specifically provided herein, and except for Seller's breach of the covenants under Section 6.3 hereof, the sole exclusive remedy for damages of a party hereto for any breach of the covenants and agreements of the other party, or any inaccuracy in the representations and warranties of the other party, contained in this Agreement shall be the remedies set forth in this Section 9.

          (h) With respect to Seller's obligation to indemnify Citizens for Losses under any NUG Power Trading Contract or NUG Guaranty pursuant to
     Section 9.2(a)(iii)
     hereof, the following additional provisions shall apply, provided that the
                                                              --------
     failure of Buyer or Citizens to timely comply with such provisions shall not release Seller from liability with respect to such Losses except to the extent Seller is actually prejudiced by such failure:

               (i) Seller and Buyer shall use commercially reasonable efforts to (x) assign Citizens' rights and obligations under any NUG Power Trading Contract with a NUG Subsidiary to the counterparty from which Citizens acquires power resold to the NUG Subsidiary under such NUG Power Trading Contract, and (y) assign Citizens' rights and obligations under the NUG Power Trading Contract with such counterparty to the applicable NUG Subsidiary, so that the counterparty is selling power directly to the NUG Subsidiary. Buyer and Seller shall also use commercially reasonable efforts to obtain any necessary consent of the counterparties and other Persons with respect to the assignments, provided that neither Buyer nor Citizens
                                      --------
          shall be required to guarantee the obligation of any NUG Subsidiary in connection therewith, or to pay any sums to secure such consents;

               (ii) Buyer shall, to the extent practicable, cause Citizens to give Seller prompt written notice by facsimile whenever Buyer or Citizens becomes aware of an event which could reasonably be expected to give rise to Losses under any NUG Power Trading Contract or NUG Guaranty, excluding any event involving an act or omission by Seller, any Affiliate of Seller or a NUG Subsidiary;

               (iii) Buyer shall cause Citizens to take commercially reasonable efforts to mitigate any Losses under any NUG Power Trading Contract or any NUG Guaranty, excluding any Losses involving an act or omission by Seller, any Affiliate of Seller or a NUG Subsidiary, and to consult with Seller on the commercially reasonable efforts being taken to mitigate any such Losses; and

               (iv) Seller shall reimburse Citizens for all out of pocket expenses reasonably incurred by Citizens in taking commercially reasonable efforts to mitigate any Losses.

     9.3  Indemnification Procedures.  Except as otherwise specifically provided
          --------------------------
in Section 9.3(b):

          (a) Any party seeking indemnification under this Section 9 (an "Indemnified Party") shall give each party from whom indemnification is
      -----------------
     being sought (each, an "Indemnifying Party") notice of any matter which
                             ------------------
     such Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Losses, if known.

          (b) The obligations of an Indemnifying Party under this Section 9 with respect to Losses arising from the claim of any third party which are subject to the indemnification provided for in this Section 9 ("Third Party
                                                                     -----------
     Claims") shall be governed by and contingent upon the following additional
     ------
     terms and conditions: If an Indemnified

     Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within 15 days of the receipt by the Indemnified Party of such notice; provided,
                                                                     --------
     however, that the failure timely to provide such notice shall not release
     -------
     the Indemnifying Party from any of its obligations under this Section 9 except to the extent that the Indemnifying Party is prejudiced by such failure. The Indemnifying Party shall assume and control the defense of such Third Party Claim at its expense and through counsel of its choice who is reasonably acceptable to the Indemnified Party; provided, that if there
                                                        --------
     exists or is reasonably likely to exist a conflict of interest that would make it inappropriate for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel (which shall be reasonably satisfactory to the Indemnifying Party) at the expense of the Indemnifying Party. In the event that the Indemnifying Party undertakes such defense against a Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses and pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control as the Indemnifying Party may reasonably require. In the event that the Indemnifying Party fails to undertake such defense and the Indemnified Party is conducting the defense against a Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control as the Indemnified Party may reasonably require.

           (c) Without the written consent of the Indemnified Party, the Indemnifying Party shall not (i) settle or compromise any Third Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a written release from all liability in respect of such Third Party Claim, or (ii) settle or compromise any Third Party Claim in any manner or consent to the entry of any judgment or order that may adversely affect the Indemnified Party other than as a result of money damages or other money payments for which the Indemnifying Party has acknowledged in writing its obligation and ability to indemnify the Indemnified Party in full.

                                  SECTION 10

                                  DEFINITIONS

      10.1 Definitions.
           -----------

           (a)  "Accounting Firm" means an independent nationally recognized
                 ---------------
     accounting firm mutually agreed upon by Buyer and Seller or, if the parties are unable to agree, by Buyer's and Seller's respective independent accountants.

          (b)  "Administration Agreements" means the Material Contracts
                -------------------------
     identified as "Administration Agreements," "Scheduling Agreements," or "Servicing Agreements" in part C of Schedule 3.9 hereto.

          (c)  "Affiliate" means, with respect to any Person, any subsidiary,
                ---------
     officer or director of such Person and any other Person which, directly or indirectly, controls, is controlled by or is under common control with, such Person, whether through the ownership of securities, by contract or otherwise.

          (d)  "Agreement" has the meaning set forth in the introductory
                ---------
     paragraph hereto.

          (e)  "Authorizations" means any certificates of occupancy, licenses,
                --------------
     permits, registrations, authorizations, use agreements, orders, applications, filings or approvals of any Government Authority.

          (f)  "Balance Sheet Date" has the meaning set forth in Section 3.5.
                ------------------

          (g)  "Business" has the meaning set forth in the recitals hereto.
                --------

          (h)  "Buyer" has the meaning set forth in the introductory paragraph
                -----
     hereto.

          (i)  "Citizens" means Citizens Power and CP Sales or, where the
                --------
     context requires, each, either or both of them.

          (j)  "Citizens' knowledge" or "knowledge of Citizens" means the
                -------------------      ---------------------
     actual knowledge after due inquiry of the following individuals: Mark Maisto, John Malloy, Donald S. McCauley, Paul D. Jacob and Lawrence Silverstein.

          (k)  "Citizens Power" has the meaning set forth in the recitals
                --------------
     hereto.

          (l)  "Closing" has the meaning set forth in Section 2.1.
                -------

          (m)  "Closing Calculation" has the meaning set forth in Section
                -------------------
     1.3(b).

          (n)  "Closing Date" has the meaning set forth in Section 2.1.
                ------------

          (o)  "Code" means the Internal Revenue Code of 1986 and all
                ----
     regulations promulgated thereunder, as the same have been amended from time to time.

          (p)  "CP Sales" has the meaning set forth in the recitals hereto.
                --------

          (q)  "Employment Agreement" has the meaning set forth in Section 3.9.
                --------------------

          (r)  "Employee Plans" has the meaning set forth in Section 3.14.
                --------------

          (s)  "Employees" has the meaning set forth in Section 3.11.
                ---------

          (t)  "Encumbrances" means liens, pledges, claims, charges, security
                ------------
     interests, or other encumbrances of any nature whatsoever.

          (u)  "Environmental Laws" has the meaning set forth in Section
                ------------------
     3.16(b)(ii).

          (v)  "Environmental Notice" has the meaning set forth in Section
                --------------------
     3.16(b)(i).

          (w)  "ERISA" means the Employee Retirement Income Security Act of 1974
                -----
     and all regulations promulgated thereunder, as the same have been amended from time to time.

          (x)  "Estimated Closing Calculation" has the meaning set forth in
                -----------------------------
     Section 1.3(b).

          (y)  "Excess MWh" has the meaning set forth in Section 5.6(b).
                ----------

          (z)  "Excluded Assets" has the meaning set forth in Section 1.2.
                ---------------

          (aa) "Excluded Employees" means up to four (4) employees in Citizens'
                ------------------
     asset restructuring group to be identified by Seller prior to Closing, but in any event not including Larry Silverstein.

          (bb) "Excluded Payable" means the trade payable  described in the
                ----------------
     letter dated as of the date hereof from Citizens to Buyer, with any interest, late fees and penalties accrued thereon.

          (cc) "Excluded NUG Subsidiaries" means Newhall Funding Company, CL
                -------------------------
     Power Sales Three, LLC, CP Power Sales Four, L.L.C., CP Power Sales Eleven L.L.C., CP Power Sales Sixteen, L.L.C. and CL Funding, L.L.C.

          (dd) "Excluded NUG Transactions" has the meaning set forth in Section
                -------------------------
     6.3.

          (ee) "FERC" means the Federal Energy Regulatory Commission or any
                ----
     successor thereto.

          (ff) "Final Calculation" has the meaning set forth in Section 1.3(b).
                -----------------

          (gg) "FPLE PPA" has the meaning set forth in Section 5.6(b).
                --------

          (hh) "FPA" means the Federal Power Act and all regulations promulgated
                ---
     thereunder, as the same have been amended from time to time.

          (ii) "General Trading Reserve has the meaning set forth in Section
                -----------------------
     3.5.

          (jj) "Gold Fields" has the meaning set forth in the introductory
                -----------
     paragraph hereto.

          (kk) "Governmental Authority" means any federal, state, local,
                ----------------------
     municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court or other tribunal, in each case having jurisdiction over the applicable matter.

          (ll) "Hazardous Substance" has the meaning set forth in Section
                -------------------
     3.16(b)(iii).

          (mm) "HPS" has the meaning set forth in Section 5.6(a).
                ---

          (nn) "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act
                -------
     of 1976 and all regulations promulgated thereunder, as the same have been amended from time to time.

          (oo) "Indemnified Party" has the meaning set forth in Section 9.3(a).
                -----------------

          (pp) "Indemnifying Party" has the meaning set forth in Section 9.3(a).
                ------------------

          (qq) "Interests" has the meaning set forth in the recitals hereto.
                ---------

          (rr) "Intellectual Property" has the meaning set forth in Section
                ---------------------
     3.13.

          (ss) "Key Employees" has the meaning set forth in Section 6.1(b).
                -------------

          (tt) "Losses" has the meaning set forth in Section 9.2.
                ------

          (uu) "Material Adverse Effect" means (i) with respect to Citizens,
                -----------------------
     an effect which is materially adverse to the financial condition, results of operation or business of Citizens as a whole, excluding the NUG Subsidiaries, and (ii) with respect to a NUG Subsidiary, an effect which is materially adverse to the financial condition, results of operation or business of the NUG Subsidiary as a whole.

          (vv) "Material Contract" has the meaning set forth in Section 3.9.
                -----------------

          (ww) "Net Book Value" means Citizens' book value determined in
                --------------
     accordance with generally accepted accounting principles applied in a manner consistent with Citizens' past practices, excluding from such determination (i) any Retained Cash; (ii) the value of any Power Trading Contracts (but not any payables or receivables related thereto); (iii) any Retained Interest in a NUG Subsidiary; (iv) the Excluded Payable; (v) the General Trading Reserve; and (vi) goodwill.

          (xx) "Net Unrealized Fair Market Value" means, with respect to any
                --------------------------------
     Power Trading Contract, net unrealized fair market value calculated as follows:

               (i) for physical contracts, calculated in accordance with Citizens' standard procedures described in Appendix A to Citizens' risk management policies previously disclosed to Buyer pursuant to
          Section 3.21;

                (ii) for physical and financial "European" call and put options, calculated using Financial Engineering Associates, Inc.'s European Black model; and

                (iii) for other Power Trading Contracts, calculated in accordance with procedures mutually acceptable to the Parties or, if the Parties are unable to agree to such procedures within ten (10) business days of this Agreement, as determined by an Accounting Firm.

          (yy)  "Newco" has the meaning set forth in Section 1.1.
                 -----

          (zz)  "Newco Sub" has the meaning set forth in Section 1.1.
                 ---------

          (aaa) "NUG Closing Date" has the meaning set forth in Section 6.5(c).
                 ----------------

          (bbb) "NUG Guaranty" means (i) any guaranty by Citizens of the
                 ------------
     obligations of, or indemnity by Citizens with respect to the actions or omissions of, or other agreement or arrangement pursuant to which Citizens assumes or is responsible for any costs, expenses, obligations or liabilities of, a NUG Subsidiary, including the Material Contracts set forth in Section B of Schedule 3.9 hereto; (ii) the Tax Indemnity Agreement dated as of November 29, 1996 among United Development Group - Hartford, Inc., W. John Fair and Citizens Power; and (iii) the Memorandum of Understanding dated March 24, 2000 between CP Sales and Northeast Utilities Service Company re: Restructuring of Power Sales Agreement between Citizens Power Sales LLC and Northeast Utilities Service Company, and all agreements contemplated thereunder.

          (ccc) "NUG Power Trading Contract" means any Power Trading Contract
                 --------------------------
     of Citizens with or related to a NUG Subsidiary, including the Power Trading Contracts set forth in Section A of Schedule 3.9 hereto.

          (ddd) "NUG Subsidiaries" means CP Holdings One, L.L.C., CL Power Sales
                 ----------------
     One, L.L.C., CL Power Sales Two, L.L.C., CL Power Sales Three, L.L.C., CL Power Sales Six, L.L.C., CL Power Sales Seven, L.L.C., CL Power Sales Eight, L.L.C., CL Power Sales Nine, L.L.C., CL Power Sales Ten, L.L.C., CP Power Sales Eleven, L.L.C., CL Power Sales Twelve, L.L.C., CL Power Sales Sixteen, L.L.C., Newhall Funding Company, Hartford Power Sales, L.L.C., CL Funding. L.L.C., CL Hartford L.L.C., and Athens Funding, L.L.C.

          (eee) "NUSCO" has the meaning set forth in Section 5.6(a).
                 -----

          (fff) "NUSCO PPA" has the meaning set forth in Section 5.6(a).
                 ---------

          (ggg) "Other Subsidiaries" means the entities identified in Schedule
                 ------------------
     3.2 hereto which are not NUG Subsidiaries.

          (hhh) "P&L" has the meaning set forth in the introductory paragraph
                 ---
     hereto.

          (iii) "Permitted Encumbrances" means liens for current taxes not yet
                 ----------------------
     due and payable.

          (jjj) "Person" means an individual, corporation, partnership, limited
                 ------
     liability company, limited liability partnership, joint venture, trust, unincorporated association, Governmental Authority or any other entity.

          (kkk) "Portfolio Payment" has the meaning set forth in Section 1.3(a).
                 -----------------

          (lll) "Power Trading Contract" means any contract for the purchase or
                 ----------------------
     sale of (i) electric energy, capacity, or transmission, (ii) coal, natural gas, crude oil and related products, and (iii) NOx or other emissions allowances, including any physical, option, forward, future, swap or other derivative contract with respect thereto.

          (mmm) "PPA/Loan Transaction" means a transaction in which the owner
                 --------------------
     of a non-utility electric generating facility ceases to be obligated under a long-term electrical power purchase agreement with a utility purchaser and enters into a power purchase agreement with a replacement entity, which makes a loan to the owner.

          (nnn) "Pre-Closing Incentive Plan" means the Citizens Power Short-Term
                 --------------------------
     FY 2001 Incentive Plan, which shall be disclosed to Buyer pursuant to
     Section 3.14(a).

          (ooo) "Purchase Price" has the meaning set forth in Section 1.3(a).
                 --------------

          (ppp) "Ready to Close Status" means any Excluded NUG Transaction as
                 ---------------------
     to which either (i) application for necessary regulatory approvals has been made, or (ii) binding agreements have been executed with the non-utility generator and the purchasing utility, and no regulatory approval is required. The achievement of financial close is not a prerequisite to Ready to Close Status.

          (qqq) "Regulations" means any law, statute, ordinance, rule or
                 -----------
     regulation of any Governmental Authority.

          (rrr) "Retained Cash" has the meaning set forth in Section 1.3(a).
                 -------------

          (sss) "Retained Employee" means an Employee who continues to be
                 -----------------
     employed by Citizens after the Closing Date.

          (ttt) "Retained Interest" means, with respect to any NUG Subsidiary,
                 -----------------
     the membership interest in such subsidiary set forth on Schedule 3.2(a) hereto which Citizens shall continue to hold after the Closing Date.

          (uuu) "Retained Interest Payment" has the meaning forth in Section
                 -------------------------
     1.3(a).

          (vvv) "Securities Act" means the Securities Act of 1933 and all
                 --------------
     regulations promulgated thereunder, as the same shall have been amended from time to time.

          (www)  "Seller" means P&L and Gold Fields or, where the context
                  ------
     requires, each, either or both of them. P&L and Gold Fields shall be jointly and severally liable for all obligations of Seller under this Agreement.

          (xxx)  "Seller Affiliate" has the meaning set forth in Section 1.2.
                  ----------------

          (yyy)  "Seller Group" means (i) respect to federal income Taxes, the
                  ------------
     affiliated group of corporations (as defined in Code (S) 1504(a) with due regard to Code (S) 1504(c)) of which Seller and Citizens are members, and
     (ii) with respect to state or local income Taxes, the consolidated, combined, unitary, or similar group of which Seller and Citizens are (or will be for the 2000 taxable year of Seller) members.

          (zzz)  "Seller's Certificate" means a certificate executed by Seller
                  --------------------
     that the Estimated Closing Calculation, Closing Calculation or Final Calculation, as applicable, has been prepared in compliance with the requirements of Section 1.3(b) and that the General Trading Reserve is not necessary to reflect the Net Unrealized Fair Market Value of the Power Trading Contracts, as reflected in the Portfolio Payment stated therein.

          (aaaa) "Tax Returns" means all federal, state, local and foreign tax
                  -----------
     returns, reports, statements, elections and other similar filings.

          (bbbb) "Taxes" means any federal, state, local or foreign taxes,
                  -----
     assessments, deficiencies, fees, levies and other governmental charges or impositions, including without limitation all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license and any other tax or similar governmental charge or imposition under any Regulations, including interest, penalties and additions thereon.

          (cccc) "Third Party Claims" has the meaning set forth in Section
                  ------------------
     9.3(b).

          (dddd) "Year 2000 Compliance" means, with respect to any Person's
                  --------------------
     information technology, the information technology is designed to be used prior to, during, and after the calendar year 2000 A.D., and the information technology used during each such time period will accurately receive, provide and process date/time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the years 1999 and 2000, including leap year calculations, and will not malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data, to the extent that other information technology, used in combination with such information technology, properly exchanges date/time data with it.

     10.2 Certain Rules of Construction.  References in this Agreement to any
          -----------------------------
gender shall include references to all genders. Unless the context otherwise requires, references in the singular include references in the plural and vice versa. References to a party to this Agreement or to other agreements described herein means those Persons executing such agreements. The words "include", "including" or "includes" shall be deemed to be followed by the phrase "without limitation" or the phrase "but not limited to" in all places where such words appear in this Agreement. The inclusion of any contract, agreement or matter on any schedule shall not be deemed an admission by Seller that such contract, agreement or matter is material or required to be disclosed or that all similar contracts, agreements or matters have been disclosed except as otherwise expressly required by the terms of this Agreement. This Agreement is the joint drafting product of Seller and Buyer and each provision has been subject to negotiation and agreement and shall not be construed for or against either party as drafter thereof.

                                  SECTION 11

                           MISCELLANEOUS PROVISIONS

     11.1 Termination.
          -----------

          (a) This Agreement may be terminated by written notice of termination at any time before the Closing Date only as follows:

               (i)   by mutual written consent of Seller and Buyer;

               (ii)  by Buyer, if the conditions precedent set forth in Section
          8.1 hereof shall have become incapable of fulfillment, and shall not have been waived by Buyer;

               (iii) by Seller, if the conditions precedent set forth in Section
          8.2 hereof shall have become incapable of fulfillment, and shall not have been waived by Seller; or

               (iv) by Buyer or Seller, if the Closing does not occur prior to October 31, 2000,

          provided that the Party terminating the Agreement pursuant to clauses
          --------
          (ii), (iii) or (iv) is not in breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

          (b) In the event of the termination hereof pursuant to the provisions of this Section 11, this Agreement shall become void and have no effect, without any liability on the part of any of the parties or their Affiliates in respect of this Agreement, unless the termination was the result of the representations and warranties of a party being materially incorrect when made or the material breach by such party of a covenant hereunder in which event the party whose representations and warranties were incorrect or who breached such covenant shall be liable to the other party for all actual losses and damages resulting therefrom, including, without limitation, all costs and expenses of the other party in connection with the preparation, negotiation, execution and performance of this Agreement.

     11.2 Amendment and Modification.  This Agreement may be amended, modified,
          --------------------------
or supplemented only by written agreement of the parties hereto.

     11.3 Waiver of Compliance; Consents.  Any failure of a party to comply
          ------------------------------
with any obligation, covenant, agreement, or condition herein may be waived by the other party; provided, that any such waiver may be made only by a specific
                 --------
written instrument signed by the party granting such waiver. Such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     11.4 Assignment.  No party hereto shall assign any of its rights or
          ----------
obligations hereunder by merger, operation of law or otherwise, without the prior written consent of the other party hereto. Subject to the preceding sentence, this Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement shall give any other Person any legal or equitable right, remedy or claim under or with respect to this Agreement or the transactions contemplated hereby.

     11.5 Expenses, Transfer Taxes, Etc.  All fees and expenses (including all
          -----------------------------
fees of counsel and accountants) incurred by any party in connection with the negotiation and execution of this Agreement shall be borne by the party incurring such fees and expenses, provided that Seller shall pay all sales and
                                  --------
transfer taxes and recording and processing fees imposed on or payable by virtue of the transfer, assignment or distribution of the Excluded Assets, and shall indemnify, reimburse and hold harmless Buyer in respect of the liability for payment of or failure to pay any such taxes or the filing of or failure to file any reports required in connection therewith.

     11.6 Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the law of the State of New York applicable to contracts made and to be performed within the State of New York by residents of the State of New York.

     11.7 Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.8 Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          If to Seller:

          Peabody Group
          701 Market Street
          St. Louis, Missouri 63101-1826
          Attention: Roger B. Walcott, Executive Vice President

          with a copy to:

          Jeffery L. Klinger, Vice President, Legal Services

           If to Buyer:

           Edison Mission Energy
           18101 Von Karman Avenue, Suite 1700
           Irvine, California 92612
           Attention: General Counsel

           with a copy to:

           Edison International
           2244 Walnut Grove Avenue
           Rosemead, California 91770
           Attention: Ted Craver

     11.9  Specific Performance.  Each of the parties acknowledges that money
           --------------------
damages would not be a sufficient remedy for any breach of this Agreement and that irreparable harm would result if this Agreement were not specifically enforced. Therefore, the rights and obligations of the parties under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. A party's right to specific performance shall be in addition to all other legal or equitable remedies available to such party.

     11.10 Headings.  The section headings contained in this Agreement are for
           --------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.11 Entire Agreement.  This Agreement, including the exhibits, schedules,
           ----------------
and other documents and instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. Notwithstanding the foregoing, the Parties shall continue to comply with the terms and conditions of the Confidentiality Agreement entered into between Citizens Power and Edison International dated July 23, 1999 up to the Closing Date.

     11.12 Severability.  If any one or more provisions contained in this
           ------------
Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

     11.13 Exhibits and Schedules.  All exhibits and schedules attached hereto
           ----------------------
are hereby incorporated in and made a part as if set forth in full herein.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                   EDISON MISSION ENERGY



                                   By:  /s/ Alan J. Fohrer
                                      --------------------------------
                                   Name:  Alan J. Fohrer
                                   Title: President and Chief
                                           Executive Officer


                                   P & L COAL HOLDINGS CORPORATION


                                   By:________________________________
                                   Name:  Roger B. Walcott
                                   Title: Executive Vice President


                                   GOLD FIELDS MINING CORPORATION


                                   By:________________________________
                                   Name:  Roger B. Walcott
                                   Title: Vice President